QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.19

        THE AVENUE AT WHITE MARSH

SHOPPING CENTER LEASE

Between

THE AVENUE AT WHITE MARSH, LLC
(Landlord)

and

CARROLLTON BANK, a Maryland corporation
(Tenant)

Dated:

October 31, 1997

i

4.03	Failure of Tenant to Open	10
4.04	Landlord's Option to Terminate Lease	10
4.05	Measurement of Premises	10
ARTICLE 5
Use of Premises		11
5.01	Use	11
ARTICLE 6
Quiet Enjoyment and Landlord's Right of Entry		12
6.01	Quiet Enjoyment	12
6.02	Right of Entry	12
6.03	Certain Matters of Record	12
ARTICLE 7
Nuisance, Waste, Operations, Rules and Regulations		13
7.01	Nuisance	13
7.02	Waste, Etc	13
7.03	Tenant's Operations	13
7.04	Rules and Regulations	13
ARTICLE 8
Compliance with Law, Liens, Indemnity		14
8.01	Compliance with Law and Contracts	14
8.02	Title and Covenant Against Liens	14
8.03	Toxic and/or Hazardous Substances	14
8.04	Americans With Disabilities Act	15
8.05	Indemnification	15
ARTICLE 9
Maintenance and Repair of Premises		15
9.01	Maintenance by Tenant	15
9.02	Maintenance by Landlord	16
ARTICLE 10
Common Areas and Charges		16
10.01	Control of Common Areas	16
10.02	License	17
10.03	Maintenance Charges	17
ARTICLE 11
Fixtures/Building, Signs and Alterations		18
11.01	Fixtures/Building	18
11.02	Signs	18
11.03	Landlord's Lien	18
11.04	Alterations	18
ARTICLE 12
Condemnation		19
12.01	Definitions	19
12.02	Extent/Termination	19
12.03	Rebuilding	19
12.04	Effect on Rent	19
12.05	Award	19

ARTICLE 13
Insurance		19
13.01	Insurance to be Provided by Tenant	19
13.02	General Insurance Requirements	20
13.03	Waiver of Claims	20
13.04	Change in Coverage	21
13.05	Waiver of Right of Recovery	21
ARTICLE 14
Damage or Destruction		21
14.01	Rebuilding by Landlord	21
14.02	Rebuilding by Tenant	21
14.03	Landlord's Termination Right	21
14.04	Proportionate Rent Adjustment	21
ARTICLE 15
Assignment, Subletting and Encumbrance		21
15.01	Assignment and Subletting	21
15.02	Encumbrance	22
ARTICLE 16
Default and Bankruptcy		22
16.01	Events of Default	22
16.02	Remedies	23
16.03	Damages	24
16.04	Rights Cumulative, Non-Waiver	25
16.05	Legal Expenses	25
16.06	Tenant Bankruptcy	25
ARTICLE 17
Estoppel Certificates, Subordination, Mortgagee Protection		27
17.01	Estoppel Certificates	27
17.02	Subordination/Superiority	27
17.03	Attornment	27
17.04	Modification for Mortgagee	28
17.05	Mortgagee Protection	28
ARTICLE 18
Surrender and Holdover		28
18.01	Surrender	28
18.02	Holdover	28
18.03	Termination	29
ARTICLE 19
Security Deposit		29
19.01	Security Deposit	29
ARTICLE 20
Marketing Fund and Advertising		29
20.01	Marketing Service; Tenant's Marketing Service Charge	29
20.02	Landlord's contribution	30
20.03	Advertising	30
20.04	Solicitation of Business	30

20.05	Opening Contribution	30
ARTICLE 21
General Provisions		31
21.01	Successors	31
21.02	Notices	31
21.03	No Option	31
21.04	No Joint; Venture	31
21.05	Broker	31
21.06	Financial Statements	31
21.07	Headings and Captions	31
21.08	Use of Pronoun, Joint and Several Liability	31
21.09	Partial Invalidity	32
21.10	Survival	32
21.11	Definition of Landlord/Exculpation	32
21.12	Time of Essence	32
21.13	Excuse of Performance	32
21.14	Accord and Satisfaction	32
21.15	Entire Agreement	32
21.16	Recordation	33
21.17	Governing Law/Venue/Consent to Jurisdiction	33
21.18	Corporate Tenants	33
21.19	Waiver of Jury Trial	33
21.20	Landlord's Management and Income Tax Provisions	33
21.21	Guaranty	34
EXHIBIT A	Shopping Center Site Plan
EXHIBIT B	Landlord's Work
EXHIBIT C	Design Criteria
EXHIBIT C-1	Sign Criteria
EXHIBIT D	Form of Confirmation of Commencement Date and Term
EXHIBIT E	Rules and Regulations
EXHIBIT F	Intentionally Deleted
EXHIBIT G	Form of Estoppel Certificate
EXHIBIT H	Intentionally Deleted
EXHIBIT I	Construction Allowance

        THIS SHOPPING CENTER LEASE (this "Lease") is made and entered into by and between Landlord and Tenant (as said terms are hereafter defined in Article 1) as of the date stated on the title page.

ARTICLE 1
Defined Terms

        When used in this Lease the following terms shall have the respective meanings set forth opposite each such term. Other definitions are given elsewhere in this Agreement.

1.01 Lease	This Shopping Center Lease, including the following exhibits, riders and addenda which are incorporated herein and made a part hereof by this reference:
Exhibit A Shopping Center Site Plan
Exhibit B Landlord's Work
Exhibit C Design Criteria
Exhibit C-1 Sign Criteria
Exhibit D Form of Confirmation of Commencement Date and Term
Exhibit B Rules and Regulations
Exhibit F Intentionally Deleted
Exhibit G Form of Estoppel Certificate
Exhibit H Intentionally Deleted
Exhibit I Construction Allowance
1.02 Landlord:	The Avenue at White Marsh, LLC
1.03 Landlord's Address:	100 West Pennsylvania Avenue Towson, Maryland 21204
1.04 Rental Payment Place:	c/o Nottingham Properties, Inc. 100 West Pennsylvania Avenue Towson, Maryland 21204
1.05 Tenant:	Carrollton Bank, a Maryland corporation
1.06 Tenant's Trade Name:	Carrollton Bank
1.07 Tenant's Address:	Suite 200 15 Charles Plaza Baltimore, Maryland 21203 Attn: Mr. Dallas Arthur, President Telephone #(410) 536-4600 IRS Tax ID#/SS# 52-0265260
1.08 Shopping Center:
The real property shown on the site plan attached hereto as Exhibit A, commonly known as The Avenue at White Marsh, located in white Marsh, 14th Election District, Baltimore County, Maryland as the same may be modified from time to time pursuant to Section 6.01 hereof.
1.09 Premises:	That portion of the Shopping Center identified by cross-hatching and also an ATM facility as shown on Exhibit A, consisting of approximately 2,640 square feet.

1.10 Leasable Space:
Landlord's estimate of the number of square feet of area in all structural parts of the Shopping Center used for the sale of goods and services; said area shall be measured from the exterior face of exterior walls and the center line of any walls which a tenant shares with other tenants or occupants of the Shopping Center, provided that no deduction from leasable space shall be made for columns, stairs, elevators or any interior construction or equipment within the boundaries which comprise the Leasable Space.
1.11 Commencement Date:
The first to occur of (a) January 1, 1998; or (b) the date on which Tenant opens the Premises for business. Tenant shall commence Tenant's Work promptly after the Delivery Date and shall diligently prosecute the same to completion, and shall open the Premises for business not later than January 1, 1998.
1.12 Delivery Date:
The date on which Landlord's Work as set forth on Exhibit B attached hereto is substantially completed. The term "substantial completion of the Premises" is defined as the date on which Landlord or its architect notifies Tenant in writing that the Premises are substantially complete to the extent of Landlord's work specified in Exhibit B hereof. The Delivery Date is anticipated to be not later than October 15, 1997.
1.13 Term:
A period of ten (10) years following (a) the Commencement Date, or (b) if the Commencement Date is not the first day of a month, the first day of the month following the month in which the Commencement Date occurs, as said period may be extended by any options to extend herein expressly granted.

1.14 Minimum Rent:	The fixed rent payable by Tenant during the Term in monthly installments as follows:
Lease Years	Annual	Monthly	Per Square Foot
1	$58,080.00	$4,840.00	$22.00
2	$59,822.40	$4,985.20	$22.66
3	$61,617.60	$5,134.80	$23.34
4	$63,465.60	$5,288.80	$24.04
5	$65,366.40	$5,447.20	$24.76
6	$67,320.00	$5,610.00	$25.50
7	$69,352.80	$5,779.40	$26.27
8	$71,438.40	$5,953.20	$27.06
9	$73,576.80	$6,131.40	$27.87
10	$75,794.40	$6,316.20	$28.71
First Option Period (if applicable)
11	$78,064.80	$6,505.40	$29.57
12	$80,414.40	$6,701.20	$30.46
13	$82,816.80	$6,901.40	$31.37
14	$85,298.40	$7,108.20	$32.31
15	$87,859.20	$7,321.60	$33.28
Second Option Period (if applicable)
16	$90,499.20	$7,541.60	$34.28
17	$93,218.40	$7,768.20	$35.31
18	$96,016.80	$8,001.40	$36.37
19	$98,894.40	$8,241.20	$37.46
20	$101,851.20	$8,487.60	$38.58
1.15 Percentage Rent:	N/A.
1.16 Security Deposit:	N/A.
1.17 Permitted Use:
Solely for the use and occupancy during the Lease Term for the operation of a Carrollton Bank branch and ATM, consistent with other Carrollton Bank branches and ATM's and for services customarily rendered by subsidiaries and affiliates of Carrollton Bank and for no other use or purpose.
1.18 Tenant's Proportionate Share:
The fraction (expressed as a percentage) determined from time to time by dividing the number of square feet of space in the Premises by the number of square feet of Leasable Space in the Shopping Center, provided, that in certain instances, the denominator may be reduced by the number of square feet in the Shopping Center subject to a ground lease.
1.19 Guarantor:	N/A.

1.20 Broker's Name and Address:	Enterprise Real Estate Services, Inc. 701 Merrill Lynch Building 10320 Little Patuxent Parkway Columbia, Maryland 21044
1.21 Initial Marketing Service Charge:	$1.00 per square foot of space contained in the Premises.
1.22 Opening Contribution:	$1.00 per square foot.
1.23 Lease Year:
A period of twelve (12) consecutive full calendar months commencing on the first day of the first month after the Commencement Date (unless the Commencement Date is on the first day of a month, in which case the Commencement Date shall be the first day of the first Lease Year), and ending on the last day of the twelfth (12th) full calendar month thereafter, provided, however, that the first Lease Year shall include the days from the Commencement Date to the first day of the first calendar month thereafter if the Commencement Date is other than the first day of a calendar month.
1.24 Option Term:
Two five (5) year option terms exercisable on two hundred seventy (270) days written notice given prior to the end of the initial term or first renewal term provided Tenant must not be in default as of the date of exercise or the first day of the renewal term.
1.25 Construction Allowance:	See Exhibit I

ARTICLE 2
Grant and Term

        2.01    Grant.    In consideration of the rents agreed to be paid and the covenants and agreements made by the respective parties hereto, Landlord hereby demises and leases to Tenant and Tenant hereby leases from Landlord the Premises, upon the terms and conditions herein provided, together with the right to use, in common with others entitled thereto, the Common Areas (as hereinafter defined), subject to the terms and conditions of this Lease and to rules and regulations for the use thereof as prescribed from time to time by Landlord, including, but not limited to, those rules and regulations attached hereto as Exhibit E.

        2.02    Term.    Subject to the terms, covenants and agreements contained herein, Tenant shall have and hold the Premises for the entire Term. After the Commencement Date, Landlord and Tenant each agree to execute and deliver a certificate, in the form attached hereto as Exhibit D, setting forth the dates of commencement and expiration of the Term when requested by either party. If the Commencement Date has not occurred upon the expiration of two (2) years following the date hereof, then this Lease shall thereupon become null and void and shall have no further force and effect in law or in equity and Landlord shall return the Security Deposit, if any, to Tenant.

ARTICLE 3
Rent

        3.01    Minimum Rent.    Tenant covenants and agrees to pay Landlord the Minimum Rent in advance on the first day of each month of the Term; provided, however, that the first payment due shall be made upon the execution of this Lease by Tenant. If the Term commences on a day other than the first day of the month or ends on a day other than the last day of the month, Tenant shall pay rent for the fractional month within the Term on a per diem basis (calculated on the basis of a thirty (30) day month).

        3.02    Percentage Rent.    (a) In addition to Minimum Rent, Tenant shall pay Landlord percentage rent ("Percentage Rent") as determined by this Section. Percentage Rent shall be determined and payable monthly on or before the tenth (10th) day following the close of each and every full calendar month of the Term during which the amount of Tenant's year-to-date Gross Sales exceeds Tenant's year-to-date Gross Sales Breakpoint. For purposes of this computation, the term "Year-to-Date Gross Sales Breakpoint"shall be one-twelfth (1/12th) of the Base Sales multiplied by the number of months elapsed in the Lease Year in question. Said payments of Percentage Rent shall be calculated by multiplying (i) the amount of the excess of year-to-date Gross Sales over the Year-to-Date Gross Sales Breakpoint, by (ii) the percentage specified in Section 1.15, and (iii) deducting therefrom the payments of Percentage Rent, if any, made by Tenant in the previous months of the Lease Year in question. As soon as practicable after the end of each Lease Year, Percentage Rent paid or payable for such Lease Year shall be adjusted between Landlord and Tenant, the parties hereby agreeing that Tenant shall pay Landlord or Landlord shall credit to Tenant's account, or (if such adjustment is at the end of the Term), pay Tenant, as the case may be, such amounts as may be necessary to effect adjustment of the total Percentage Rent for the Lease Year in question in accordance with Section 1.15.

        (b)   "Gross Sales" means the actual sales prices of all goods, meals, beverages, wares and merchandise sold, leased, licensed or delivered and the actual charges for all services performed by Tenant or by any subtenant, licensee, concessionaire or other person in, at, from, or arising out of the use of the Premises, whether for wholesale, retail, cash, or credit, or otherwise, without reserve or deduction for inability or failure to collect, and all other revenue of any nature whatsoever generated through the use and operation of the Premises. Gross Sales shall include, without limitation, sales and services (i) where the orders therefor originate in, at, from, or arise out of the use of the Premises, whether delivery or performance is made from the Premises or from some other place, (ii) made or performed by mail, telephone, telecopier or telegraph orders or other electronic means, (iii) made or performed by means of mechanical, electronic, computer or vending devices in the Premises, and (iv) which Tenant or any subtenant, licensee, concessionaire or other person occupying the Premises or a portion thereof in the normal and customary course of its business, would credit or attribute to its operations at the Premises or any part thereof. Any deposit not refunded shall be included in Gross Sales. Each installment or credit sale shall be treated as a sale for the full price in the month during which such sale is made, regardless of whether or when Tenant receives payment therefor. No franchise or capital stock tax and no income or similar tax based on income shall be deducted from Gross Sales. In the event that items not of a monetary nature are received by Tenant from the use and occupancy of the Premises, those items shall be included at fair market value for the purpose of calculating Gross Sales. The following shall not be included in Gross Sales: (i) any exchange of merchandise between stores of Tenant where such exchange is made solely for the convenient operation of Tenant's business and not for the purpose of consummating a sale made in, at or from the Premises, or for the purpose of depriving Landlord of the benefit of a sale which would otherwise be made in, at or from the Premises, (ii) returns to shippers or manufacturers, (iii) cash or credit refunds to customers on transactions (not to exceed the actual selling price of the item returned) otherwise included in Gross Sales, and (iv) amounts collected and paid by Tenant to any governmental authority for any sales or excise tax.

        (c)   Tenant shall deliver to Landlord: (i) on or before the tenth (10th) day of each calendar month of the Term, a report signed by Tenant or by an authorized officer or agent of Tenant, showing the Gross Sales made in the preceding calendar month; and (ii) within sixty (60) days after the close of each Lease Year and after the termination of this Lease, a statement of Gross Sales for the preceding Lease Year signed and verified as to accuracy by an independent certified public accountant or a financial officer of Tenant. If Tenant shall fail to deliver such monthly or annual statement to Landlord within the time periods provided herein, (i) Tenant shall be charged Fifty Dollars ($50.00) for each day beyond such time period provided herein that such monthly or annual statement is not delivered to Landlord, and (ii) Landlord shall have the right to assume, for the purposes of calculating Percentage Rent under this Section 3.02, that Gross Sales for the period in question exceeded the Gross Sales for the period immediately preceding the period in question by ten percent (10t), which assumption shall be irrebuttable after five (5) days beyond the time period provided for herein for the delivery by Tenant to Landlord of its Gross Sales reports, but which assumed amount may be increased (but not decreased) to reflect the actual Gross Sales made during the period in question. Further, if Tenant shall fail to deliver any such annual statement to Landlord within said sixty (60) day period, Landlord shall have the right thereafter to employ an independent accountant to examine such books and records as may be necessary to certify the amount of Tenant's Gross Sales for the Lease Year in question, and Tenant shall pay to the Landlord the cost thereof as additional rent. Notwithstanding anything to the contrary in this Section 3.02, Landlord shall have the right, during Tenant's regular business hours, to examine at the Premises or Tenant's Address the originals or copies of sales slips or receipts of Tenant required to be maintained by Tenant pursuant to clause (d) of this Section 3.02.

        (d)   Tenant covenants and agrees that the business upon the Premises shall be operated so that a duplicate sales slip, invoice or non-resettable cash register receipt, serially numbered, or such other device for recording sales as Landlord approves, shall be issued with each sale or transaction, whether for cash, credit or exchange. For the purpose of permitting verification by Landlord of any amounts due as rent, Tenant shall keep and preserve for at least three (3) years after the end of each Lease Year, and, during the Term, shall keep at the Premises or at Tenant's Address, such duplicate sales slips and receipts, and original or duplicate books and records, which shall disclose all information (conforming to and in accordance with generally accepted accounting principles, consistently applied) required to accurately determine Gross Sales ("Tenant's Records"). In addition, Tenant shall provide to Landlord, on Landlord's request, copies of Tenant's sales tax, business tax, meals tax, liquor tax, income or other tax returns as filed by Tenant with any applicable municipal, county, state or federal authority and pertaining to only the Premises. At any time or from time to time after reasonable advance notice to Tenant, Landlord, its agents and accountants, shall have the right during business hours to make any examination or audit of Tenant's Records which Landlord may desire. If such audit shall disclose a liability for Percentage Rent in excess of the rent theretofore paid by Tenant for any Lease Year, Tenant shall promptly pay such liability. Should any such liability for Percentage Rent equal or exceed three percent (3%) of the Percentage Rent previously paid for such Lease Year, (i) Tenant shall promptly pay such liability and, in addition, shall promptly pay the cost of audit and interest (as set forth in Section 3.07) on all additional rent then payable, accounting from the date such additional rent was due and payable, and (ii) an Event of Default shall be deemed to exist unless, within ten (10) days after Landlord shall have given Tenant notice of such liability, Tenant shall have furnished Landlord with evidence satisfactory to Landlord demonstrating that such liability for additional rent was the result of good faith error on Tenant's part.

        (e)   During the Term, neither Tenant nor any of its shareholders, officers, directors or affiliates shall directly or indirectly engage in, own, operate or manage any business similar to or in competition with that authorized to be conducted hereunder, or use or permit the use of the same or a similar trade name, within a radius of five (5) miles of the nearest outside boundary of the Shopping Center; provided, however, that nothing herein shall be construed to prevent operation of any of Tenant's existing stores in their present locations under their present trade names. In the event of any violation of the covenant contained in the previous sentence, such violation shall constitute an Event of Default hereunder, and, in addition to all other remedies for an Event of Default provided hereunder, the Gross Sales, as defined in this Lease, of any such business within the restricted radius shall be included in the Gross Sales made from the Premises, and the Percentage Rent hereunder shall be computed upon the aggregate of the Gross Sales made from the Premises and from such other business. Tenant shall furnish Landlord with all reports, and records necessary to determine the amount of Gross Sales from such business within the restricted radius.

        (f)    In determining the rent payable by Tenant subsequent to an Event of Default, the Percentage Rent for each year of the then unexpired Term shall be deemed to be equal to the average annual Percentage. Rent payable by Tenant based upon the Gross Sales from the Commencement Date to the occurrence of such Event of Default, or during the two Lease Years preceding such Event of Default, whichever period is shorter, plus ten percent (10%) per year for each year of the unexpired Term.

        (g)   Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of the provisions of this Article 3.

        3.03    Utility Charges.    Tenant agrees to pay as and when the same become due and payable, all water rents, rates, charges, connection fees, capital connection fees, in-aid fees, tap fees, surcharges, sewer rents and all similar charges relative to the Premises (whether prior or subsequent to the Term, but subsequent to delivery of possession or Tenant's entering the Premises). Tenant further agree to pay promptly upon receipt of bills therefor, all charges for electricity, gas, heat, steam, hot water, and other utilities supplied to the Premises (whether prior or subsequent to the Term, but subsequent to delivery of possession or Tenant's entering the Premises) and whether supplied by Landlord or by a public or private utility company. If Landlord shall supply any or all of the aforesaid services (whether by submetering or otherwise), the charges therefor shall be deemed additional rent and shall be due and payable as additional rent within ten (10) days after invoice therefor from Landlord. If any charges for utilities payable by Tenant shall not be paid when due, Landlord shall have the right tQ pay same and charge to Tenant as additional rent, due on demand with interest at the Default Rate (as defined in Section 3.09).

        3.04    Taxes.    "Real estate taxes" are all real estate taxes, public and governmental charges and assessments, capital facilities or front-foot taxes, special assessments, sewer and other taxes and charges, substitutions or partial substitutions for or additions to real estate taxes on the Shopping Center less any amounts paid separately by ground tenants of the Shopping Center, and all costs and fees incurred by Landlord to contest or negotiate the real estate taxes with public authorities. "Real Estate Taxes" exclude taxes on Tenant's machinery, equipment, inventory or other personal property or assets, which Tenant agrees to pay.

        Tenant shall pay to Landlord its Proportionate Share of all Real Estate Taxes.

        Tenant's Proportionate Share of Real Estate Taxes will be prorated for periods at the beginning and end of the Lease Term which are not "full fiscal tax years" of the taxing authority. A "full fiscal tax year" means July 1 through June 30, or such other 12-month period as the relevant taxing authorities may designate in the future. If Landlord reduces the real estate taxes on the Shopping Center by contest or negotiation, Landlord shall refund to Tenant its Proportionate Share of the reduction, less a Proportionate Share of the costs of such contest or negotiation.

        Tenant's Proportionate Share of Real Estate Taxes shall be paid in monthly installments on or before the first day of each calendar month, in advance, in an amount estimated by Landlord. After receipt of all tax, assessment and expense bills attributable to any tax fiscal year, Landlord shall furnish Tenant with a written statement of the actual amount of Tenant's Proportionate Share of Real Estate Taxes. If the total amount paid by Tenant under this Section for any tax fiscal year shall be less than the actual amount due from Tenant for such tax fiscal year as shown on such statement, Tenant shall pay to. Landlord the difference between the amount paid by Tenant and the actual amount due, such deficiency to be paid within ten (10) days after demand therefor by Landlord; and if the total amount paid by Tenant hereunder for any tax fiscal year shall exceed such actual amount due from Tenant for such tax fiscal year, such excess shall be credited against payments hereunder next due, or at the end of the Term, refunded to Tenant. Landlord may adjust the monthly amount payable by Tenant hereunder based on Landlord's receipt of Notice of a change in assessment or otherwise to account for a change in the composition of the Shopping Center.

        Tenant shall further pay as additional rent all rental or rental use taxes related to the Premises assessed by any governmental authority whether measured by Tenant's gross rental payments or otherwise, and whether charged against Tenant.orLandlord (but not including income or franchise taxes or any other taxes imposed upon or measured by Landlord's net income, profits, or net worth unlesse the same shall be imposed in lieu of real estate taxes). Tenant shall further pay and discharge when due any federal, state, county or municipal tax levied or assessed against the leasehold estate created hereby, and any taxes levied orr assessed against any trade fixtures, furnishings, equipment, leasehold improvements, alterations or additions made by Tenant, or against any merchandise and personal property of any kind owned, installed or used by Tenant in or upon the Premises during the Term.

        3.05    Trash Removal.    If Landlord provides trash pickup service for the Shopping Center, including the provision of one or more trash dumpsters for the use of the Premises (whether alone or with other tenants of the Shopping Center), Tenant shall pay to Landlord as additional rent Tenant's share of the annual costs of the service, including the costs of cleaning and maintenance of the dumpst~ers and the surrounding areas, plus a fifteen percent (15%) administrative fee. Such payments shall be based on Landlord's reasonable estimate, subject to adjustment from time to time as hereafter described, and shall be payable in equal monthly installments in advance on the first day of each month. Landlord's estimate of Tenant's share of the costs of the trash pickup service shall be based on Tenant's use of the service, the amount and type of trash generated by Tenant's business, frequency of pickup, and other relevant factors as determined by Landlord. Landlord may adjust, from time to time, the amount payable by Tenant.

        3.06    Insurance.    Tenant shall pay as additional rent Tenant's Proportionate Share of the cost of liability, property damage, fire, extended coverage, flood, rent loss, malicious mischief, vandalism, workmen's compensation and employees' liability, and any other casualty and liability insurance with respect to the Common Areas of the Shopping Center and administrative charges in the amount of fifteen percent (15%) of the Common Area insurance costs ("Common Area Insurance Costs"). Such insurance may be carried at the discretion of Landlord in such amounts and with companies as Landlord shall determine. Tenant's Proportionate Share of Common Area Insurance Costs shall be paid by Tenant in monthly installments in such amounts as are estimated and billed by Landlord during each twelve (12) month period commencing and ending on dates designated by Landlord, each installment being due on the first day of each calendar month. Within one hundred twenty (120) days, or such reasonable time (in Landlord's determination) after the end of each such twelve (12) month period, Landlord shall deliver to Tenant a statement of. such insurance costs for such twelve (12) month period. Any overpayment or deficiency in Tenant's payment of its Proportionate Share of Common Area Insurance Costs shall be adjusted between Landlord and Tenant, and Tenant shall pay Landlord or Landlord shall credit Tenant's account (or, if such adjustment is at the end of the Term, shall reimburse Tenant reasonably promptly) in amounts as may be necessary to effect such adjustment. Upon reasonable notice, Landlord shall make available for Tenant's inspection (which inspection shall be at Tenant's sole cost and expense) at Landlord's office, during normal business hours, Landlord's records relating to such insurance costs for such preceding twelve (12) month period. Failure of Landlord to provide the statement called for hereunder within the time prescribed shall not relieve Tenant of its obligations hereunder.

        3.07    Net Lease.    This is a net lease and the rent, additional rent and all other sums payable hereunder by Tenant shall be paid without notice, demand, setoff, counterclaim, deduction, or defense and, except as otherwise expressly provided herein, without abatement or suspension. Except as otherwise expressly provided in this Lease, this Lease shall not terminate, nor shall Tenant have any right to terminate this Lease nor shall Tenant be entitled to any abatement or reduction of rent hereunder. It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that the rent, additional rent and all other sums payable by Tenant hereunder shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease.

        3.08    Additional Rent.    Tenant covenants to pay and discharge when the same shall become due, as "additional rent", all amounts, liabilities and obligations which Tenant has assumed or agreed to pay or discharge pursuant to this Lease including those enumerated in this Article 3 and elsewhere in this Lease, together with every charge, interest and cost which may be added for non-payment thereof.

        3.09    Method of Payment, Past Due Rents.    The term "rent" as used in this Lease shall mean and include all Minimum Rent, Percentage Rent and additional rent payable hereunder. All rent shall be paid to Landlord at the Rental Payment Place or at such other place or to such other person as Landlord may from time to time direct in writing, or as otherwise provided herein, in lawful money of the United States of America. If Tenant fails to make any such payment when the same becomes due, then in addition to all rights, powers and remedies provided herein, by law or otherwise in the case of non-payment of rent, Landlord shall be entitled to recover from Tenant the greater of (a) five percent (5%) of the amount due and (b) one hundred dollars ($100.00) to cover Landlord's additional administrative expenses. Tenant will also pay to Landlord on demand, interest at the rate of twenty percent (20%) per annum (or the highest rate permitted by applicable law, whichever is lower) (the "Default Rate") on all overdue installments of rent and on overdue amounts of additional rent relating to obligations which Landlord shall have paid on behalf of Tenant, in each case from the due date thereof until paid in full.

ARTICLE 4

Construction of Improvements

        4.01    Condition of Premises.    Landlord agrees that it will, at its sole cost and expense construct those improvements listed as Landlord's Work on the attached Exhibit B ("Landlord's Work"). Tenant's taking possession of the Premises shall be conclusive evidence as against Tenant that Landlord's Work has been completed and that the Premises were in satisfactory condition when Tenant took possession unless within five (5) days after delivery of possession, Tenant shall have delivered to Landlord a list of uncompleted items of Landlord's Work. Tenant acknowledges that no representation or warranty has been made by Landlord as to the condition of the Premises or their suitability for Tenant's proposed improvements thereto or use thereof or the condition of the Shopping Center, and that Landlord and its agents have made no promises to improve the Premises except as is set forth in Exhibit B attached hereto.

        4.02    Tenant's Work.    All improvements to the Premises necessary for Tenant's use and occupancy thereof and not listed as Landlord's Work on Exhibit B shall be completed by Tenant, at Tenant's expense, and shall hereinafter be referred to as "Tenant's Work". The Tenant's Work shall be completed by Tenant in conformity with the specifications attached hereto as Exhibit C, plans and specification's therefor approved by Landlord and all applicable laws, orders, rules and regulations of governmental authorities. Prior to the commencement of the Term, Landlord shall have received full payment from Tenant due Landlord pursuant to Exhibit B and/or Exhibit C and for such other work as Landlord may have undertaken at Tenant's request. Tenant agrees to submit to Landlord plans and specifications covering the Tenant's Work, in such detail as Landlord may require, within fifteen (15) days after execution of this Lease and Tenant agrees not to commence work on any of the Tenant's Work until Landlord has approved such plans and specifications in writing, Landlord's Work in the Premises has been substantially completed and Tenant has obtained all permits and approvals necessary for the construction of Tenant's Work. Landlord's approval of Tenant's plans and specifications shall not be deemed evidence of the compliance by such plans and specifications with all applicable laws, orders, rules and regulations of governmental authorities, nor shall it be or be deemed to be a warranty thereof of the soundness or fitness for a particular purpose of the Tenant's Work. Landlord's approval of the plans and specifications for Tenant's Work is purely for the benefit of Landlord and may not be relied on for any purpose except as set forth herein. At all times during Tenant's construction, Landlord and its representatives shall have the right to enter upon the Premises for the purpose of inspecting the construction and progress of the Tenant's Work. Tenant agrees with respect to Tenant's Work that it will (a) not damage, delay or interfere with the prosecution or completion of any work being performed by Landlord or any other person(s) in the Premises or by Landlord or any other person(s) in or about any other portion of the Shopping Center; (b) comply with all procedures and regulations prescribed by Landlord from time to time for coordination of such work and activities with any work being performed by Landlord, or any other construction, in the Shopping Center; and (c) conform to all of Landlord's labor regulations and shall not do or permit anything to be done that might create (or hinder the cessation thereof if extant) any work stoppage, picketing or other labor disruption or dispute which would interfere with the construction or operation of any work or activities being conducted anywhere by Landlord. If Tenant fails or refuses to comply with any of the foregoing obligations (set forth in items (a), (b) and (c)), Landlord may require Tenant to cease immediately the performance of such work and activities. Tenant agrees that its entry into possession of the Premises prior to the Commencement Date shall be subject to all of the terms of this Lease, except the covenants to pay the amounts as set forth in Section 3.01, 3.02 and 3.04.

        4.03    Failure of Tenant to Open.    If Tenant fails to take possession and to open the Premises for business fully improved, fixtured, stocked and staffed by the Commencement Date, then such failure shall constitute an Event of Default and the Landlord shall have, in addition to any and all remedies herein provided, the right at its option to collect not only the Minimum Rent and additional amounts due in accordance with Article 3 hereof, but also additional rent at the rate of 1/30th of the monthly installment of Minimum Rent then due per day for each and every day that the Tenant shall fail to commence to do business; said additional rent shall be deemed to be liquidated damages for the benefit of Landlord and shall be in lieu of any Percentage Rent if applicable that might have been earned during such period of the Tenant's failure to open.

        4.04    Landlord's Option to Terminate Lease.    Notwithstanding any provision herein to the contrary, if for any reason whatsoever the Premises shall not be delivered to Tenant on or before the outside Delivery Date specified in Section 1.12 hereof, Landlord may elect to terminate this Lease by giving notice of such election to Tenant. If such notice is given, this Lease and the rights and obligations of the parties hereunder shall thereupon cease and terminate without need for the execution of any further or other instrument but, if Landlord shall request, Tenant shall execute an instrument, in recordable form, whereby Tenant releases and surrenders all right, title and interest which it may have in and to the Premises under this Lease or otherwise.

        4.05.    Measurement of Premises.    The square footage of the Premises stated on page 1 shall be deemed to be the square footage of the Premises for all purposes of this Lease unless Tenant or Landlord elects (at the expense of the party so electing) to have the Premises field measured. If such election is made, and as a result thereof, the square footage of the Premises is determined to be different from the square footage of the Premises stated on page 1, the result of such measurement (measured from the center of interior demising walls and from the outside of exterior walls) shall be deemed to be the square footage of the Premises for all purposes of this Lease; provided, however, that: (i) Tenant's right to elect to have the Premises field measured must be exercised prior to Tenant's commencement of work in the Premises, (ii) both parties shall have the right to be present at the remeasurement of the Premises and shall receive advance notice of the scheduled date and time of any such remeasurement.

ARTICLE 5

Use of Premises

        5.01.    Use.    (a) The Premises shall be occupied and used only for the Permitted Use and for no other purpose whatsoever unless Landlord, in its sole and absolute discretion, consents to a change in such uses. Tenant acknowledges and agrees that the Permitted Use of the Premises set forth herein is a critical element of the bargain of the parties hereto and that actual and substantial detriment will result to Landlord and other tenants and occupants of the Shopping Center in the event that a change or deviation in such uses shall occur or be permitted without the express written consent herein required. In operating the Premises for the Permitted Use, Tenant shall comply with all applicable laws, codes and government regulations. Unless expressly provided in the Permitted Use, Tenant shall not sell or serve alcoholic beverages nor shall Tenant apply for or obtain any liquor license for the Premises.

        (b)   From and after the Commencement Date, Tenant agrees to keep the Premises open and diligently operate the business conducted therein under the Trade Name specified in Section 1.08, using a sufficient number of adequately trained managers and personnel for efficient service, during the Minimum Hours indicated in paragraph "(d)" of this Section 5.01, provided that such Minimum Hours are subject to change from time to time by Landlord. Tenant shall carry at all times in the Premises a stock of merchandise of such quantity, character and quality as to maximize Gross Sales and shall operate its business in one hundred percent (100%) of the Premises. Tenant shall install and maintain at all times displays of merchandise in the display windows on the Premises. Tenant agrees to conduct Tenant's business at all times in a first class, high-grade manner consistent with reputable business standards and practices in good faith and in such manner that the high reputation of the Shopping Center is furthered. Tenant agrees that storage and office space in the Premises shall only exist to the extent required for the Permitted Use conducted on the Premises and shall not be used to service any other operation of Tenant. No auction, fire, liquidation, going-out-of-business or bankruptcy sales may be conducted in the Premises without the prior written consent of Landlord having been first obtained.

        (c)   If Tenant shall request Landlord's approval to open the Premises for business for hours exceeding the Minimum Hours and if Landlord shall approve in writing such request, Tenant shall pay to Landlord as additional rent, upon demand, any additional costs incurred by Landlord in connection with Tenant's opening of the Premises for business during such additional hours.

        (d)   Tenant's "Minimum Hours" shall mean: Monday through Saturday, 9:30 a.m. to 9:00 p.m.; and Sunday, 11:00 a.m. to 6:00 p.m.

        (e)   Notwithstanding anything to the contrary contained herein, in the event Tenant's use of the Premises involves food preparation, Tenant shall install grease traps in the Premises in order to eliminate the problem of sewer back-ups and health hazards, the type and manner of installation of such grease traps being subject to Landlord's prior written approval, and shall establish a bi-monthly cleaning program with respect thereto. In addition to the bi-monthly cleaning of the grease traps, Tenant shall use "Cloroben PT", or a similar type of chemical, in all drain lines, in accordance with the manufacturer's recommendations to help dissolve any grease build-up. Further, a regular and periodic extermination program shall be instituted. Tenant shall provide Landlord with copies of its cleaning contract for its grease traps and its extermination contracts upon execution of the Lease.

        (f)    Exhibit H ("Prohibited Uses") is attached hereto and by this reference, incorporated herein.

ARTICLE 6

Quiet Enjoyment and Landlord's Right of Entry

        6.01    Quiet Enjoyment.    If and so long as Tenant shall pay all the rent specified herein and observe and perform all covenants, agreements and obligations required by it to be observed and performed hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease and the mortgages and other matters to which this Lease is subordinate. Landlord expressly reserves the right as to the Shopping Center at any time to do, or permit to be done, any or all of the following: add or remove buildings or structures; enclose any mall; add to, alter or remove partially or wholly any structure or structures used to enclose any plaza area; change the identity and type of stores and tenancies and the dimensions thereof; change the name of the Shopping Center in which the Premises are located; close temporarily all or any part of the Common Areas; change the address or designation of the Premises; provide subterranean and multiple level parking decks; convert Common Areas into Leasable Space and Leasable Space into Common Areas; change the means of access to and egress from the Shopping Center, and expand or reduce the size of the Shopping center, provided, however, that no such changes shall deny or materially interfere with ingress to, or egress from the Premises.

        6.02    Right of Entry.    Tenant agrees that Landlord, its agents, employees or servants or any person authorized by Landlord may enter the Premises for the purpose of inspecting the condition of the same and to make such repairs to the Premises as Landlord may deem necessary or desirable, and to exhibit the same to prospective purchasers, mortgagees and tenants of other areas of the Shopping Center and to prospective tenants and to place in and upon the Premises during the last six months of the Term at such places as may be determined by Landlord "For Rent" signs or notices, and Tenant undertakes and agrees that neither Tenant nor any person within Tenant's control will interfere with such signs or notices. Such entry, inspection and repairs as Landlord may make of or to the Premises shall not constitute eviction of Tenant in whole or part, and the rent reserved shall in no way abate while such work is being done by reason of loss or interruption of business of Tenant or otherwise. If Tenant or Tenant's agents or employees shall not be present to permit entry into the Premises at any time when for any reason entry therein shall be necessary in the reasonable judgment of Landlord to prevent injury or damage, Landlord, Agent or its agents or employees may enter same by master key or, in the event of an emergency, by forcible entry without liability therefor and without in any manner affecting the obligations, covenants, terms or conditions of this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation or liability whatsoever for care, supervision, repair, improvement, addition, change or alteration of the Premises or the Shopping Center or any part thereof other than as herein provided.

        6.03    Certain Matters of Record.    Tenant's rights to the Premises and the use and enjoyment thereof shall be subject in all respects to the terms and conditions set forth in the Declaration of Covenants, Conditions and Restrictions of the White Marsh Business Community, recorded in the Land Records of Baltimore County, Maryland at Liber 6836, page 633 as amended by (i) First Amendment thereto dated February 22, 1990 and recorded among the Land Records in Liber 8414, Folio 383, (ii) Second Amendment thereto dated February 22, 1990 and recorded among the Land Records in Liber 8414, Folio 393, (iii) Third Amendment thereto dated September 29, 1992 and recorded among the Land Records in Liber 9692, Folio 594 and (iv) Fourth Amendment thereto dated October 12, 1995 and recorded among the Land Records in Liber 11602, Folio 170.

        Landlord as the fee simple owner of the Shopping Center may enter into and/or modify easements, rights of way, or other similar agreements benefitting or burdening the Shopping Center (collectively, the "Easement") without requiring Tenant's approval therefor if Landlord determines that such Easement is in the best interest of the Shopping Center, provided, that such Easement will not materially adversely affect Tenant's use and enjoyment of the Premises. Tenant shall execute any such Easement within five (5) business days after request therefor by Landlord.

ARTICLE 7

Nuisance, Waste, Operations, Rules and Regulations

        7.01    Nuisance.    Tenant shall not perform any acts or carry on any practices which may injure the Building constructed on the Premises, violate any certificate of occupancy affecting same, constitute a public or private nuisance or a menace to other tenants in the Shopping Center, produce undue noise, create obnoxious fumes or odors or otherwise cause unreasonable interference with other tenants of the Shopping Center.

        7.02    Waste, Etc.    Tenant agrees not to: (a) permit any unlawful or immoral practice to be carried on or committed on the Premises; (b) make any use of or allow the Premises to be used for any purpose that might invalidate or increase the rate of insurance thereof; (c) keep or use or permit to be kept or used on the Premises any inflammable fluids or explosives without the written permission of the Landlord first had and obtained; (d) use the Premises for any purpose whatsoever which might create a nuisance or injure the reputation of the Premises or of the Shopping Center; (e) deface or injure the Premises or the Shopping Center; (f) overload the floors; (g) sell or consume or allow the sale or consumption of alcoholic beverages on the Premises, unless the same is included in the Permitted Use and appropriate licenses and insurance coverage has been secured; or (h) commit or suffer any waste in or about the Premises. Tenant agrees to pay as additional rent any increase in the cost of insurance on the Premises to Landlord as a result of any unauthorized use of the Premises by Tenant, but such payment shall not constitute in any manner a waiver by Landlord of its rights to enforce all of the covenants and provisions of this Lease.

        7.03    Tenant's Operations.    Tenant covenants and agrees (a) that it will use, maintain and occupy the Premises, in a careful, safe and proper manner, and will keep the appurtenances, including adjoining sidewalks, in a clean and safe condition, at its own expense; (b) to keep the inside and outside of al'1 glass in the doors and windows of the Premises clean; (c) that it will not, without the prior written consent of Landlord, place or maintain any merchandise or other articles in any vestibule or entry to the Premises, on the sidewalks adjacent thereto, or elsewhere on the exterior thereof; (d) that it will maintain the Premises at its own expense in a clean, orderly and sanitary condition, free of insects, rodents, vermin and other pests; (e) that it will not permit undue accumulations of garbage, trash, rubbish and other refuse, but will remove the same at its own expense, and will keep such refuse in proper containers within the interior of the Premises until called for to be removed; (f) that it will not use, nor permit nor suffer the use of any apparatus or instruments for musical or other sound reproduction or transmission in such manner that the sounds emanating therefrom or caused thereby shall be audible beyond the interior of the Premises; (g) that it will not engage in or permit false or misleading advertising nor engage in any unfair trade practice injurious to the Shopping Center, other tenants of the Shopping Center or Landlord; (h) that it will not install any radio, television, loudspeaker, or other sound amplification device on the roof or on the exterior of the Premises without Landlord's prior approval; (i) that it will not permit vending machines, electric video games or pinball machines without Landlord's prior approval; and (j) that it will not permit pornographic materials, books, or magazines in, upon or about the Premises.

        7.04    Rules and Regulations.    Tenant covenants and agrees to comply with the rules and regulations attached hereto as Exhibit E. In the event any violation of any rules and regulations continues after five (5) days following notice to the Tenant of such violation, beginning on such fifth day Tenant shall, in addition to any and all other remedies of Landlord provided in this Lease for default by Tenant, pay to Landlord, as additional rent and agreed reasonable compensation for the administrative and other costs which Landlord may incur, Fifty Dollars ($50.00) per day for each violation for each day such violation continues. Landlord reserves the right to adopt additional rules and regulations in respect to the conduct of Tenant's activities in the Premises and the Shopping Center, which, upon adoption, shall be deemed incorporated herein, provided that Tenant is given notice thereof.

ARTICLE 8

Compliance with Law, Liens, Indemnity

        8.01    Compliance with Law and Contracts.    Tenant shall, at its expense, comply with and shall cause the Premises and Tenant's employees to comply with all governmental statutes, laws, rules, orders, regulations and ordinances applicable, at anytime during the Term, to the Premises or any part thereof, or Tenant's use and operation thereof, and any improvements or alterations in the Premises. Tenant shall, at its expense, comply with the requirements of all policies of insurance which at any time may be in force with respect of the Premises, and with the provisions of all contracts, agreements and restrictions affecting the Premises or any part thereof or the occupancy or use thereof.

        8.02    Title and Covenant Against Liens.    Landlord's title is and always shall be paramount to the title of Tenant and nothing in this Lease contained shall empower the Tenant to do any act which can, shall or may encumber the title of Landlord. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialman to be placed upon or against the Shopping Center or the Premises or against the Tenant's leasehold interest in the Premises and, in case of any such lien attaching, to take and diligently prosecute appropriate action to have the same discharged or bonded and released of record at Tenant's sole expense within fifteen (15) days of the filing of such lien. Tenant has' no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Shopping Center or the Premises, and any and all liens and encumbrances created by Tenant shall attach only to Tenant's interest in the Premises. If any such liens so attach and Tenant fails to pay and remove same within fifteen (15) days after the filing thereof, Landlord, at its election, may pay and satisfy the same and in such event the sums so paid by Landlord, with interest from the date of payment at the Default Rate shall be deemed to be additional rent due and payable by Tenant at once without notice or demand.

        8.03    Toxic and/or Hazardous Substances.    The term "Hazardous Substances," as used in this Lease shall mean pollutants, contaminants, toxic or hazardous wastes, or other substances, the removal of which is required or the use of which is restricted, prohibited or regulated by any "Environmental Law," which term shall mean any federal, state or local law or ordinance relating to pollution or protection of the environment. Tenant hereby agrees that (i) no activity will be conducted on the Premises that will produce any Hazardous Substance, except for such activities that are part of the ordinary course of Tenant's business activities (the "Permitted Activities"), provided said Permitted Activities are conducted in accordance with all Environmental Laws and Landlord has been notified in advance in writing by Tenant; (ii) the Premises will not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of Permitted materials, provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws and apprpved in advance in writing by Landlord; (iii) no portion of the Premises will be used as a landfill or a dump; (iv) Tenant will not install any underground tanks of any type; (v) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; (vi) Tenant will not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials described above.

        Tenant hereby indemnifies and saves Landlord harmless from all liabilities and claims arising from the use, storage or placement of any Hazardous Substances upon the Premises or elsewhere within the Shopping Center or property of Landlord if brought or placed thereon by Tenant, its agents, employees, contractors or invitees; and Tenant shall (i) within fifteen (15) days after written notice thereof, take or cause to be taken, at its sole expense, such actions as may be necessary to comply with all Environmental Laws and (ii) within fifteen (15) days after written demand therefor, reimburse Landlord for any amounts expended by Landlord to comply with any Environmental Laws with respect to the Premises or with respect to any other portions of the Shopping Center as the result of the placement or storage of Hazardous Substances by Tenant, its agents, employees, contractors or invitees, or in connection with any judicial or administrative investigation or proceeding relating thereto, including, without limitation, reasonable attorneys' fees, fines or other payments. Tenant hereby grants Landlord, and Landlord's agents and employees (including but not limited to, any engineers or other parties engaged in the testing of Hazardous Substances) the right to enter upon the Premises for the purpose of inspecting the Premises whether Tenant, its agents, employees, contractors or invitees, has violated any of the provisions of this Section and, if any Hazardous Substances are found upon the Premises in violation of this Section, Tenant shall pay to Landlord, as additional rent, all costs of the inspection together with all costs incurred by Landlord in removing, encapsulating or otherwise remediating any Hazardous Substances. The foregoing indemnification shall survive the termination or expiration of this Lease.

        8.04    Americans With Disabilities Act.    The parties acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. §12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the "ADA") establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises and Center depending on, among other things: (1) whether Tenant's business is deemed a "public accommodation" or "commercial facility", (2) whether such requirements are "readily achievable", and (3) whether a given alteration affects a "primary function area" or triggers "path of travel" requirements. The parties hereby agree that: (a) Landlord shall be responsible for ADA Title III compliance in the Common Areas, except as provided below, (b) Tenant shall be responsible for ADA Title III compliance in the Premises, including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease, and (c) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III "path of travel" requirements triggered by alterations in the Premises. Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant's employees.

        8.05    Indemnification.    Tenant agrees to pay, and to protect, indemnify and save harmless Landlord and all beneficiaries, agents and employees of Landlord from and against any and all liabilities, losses, damages, costs, expenses (including all attorney's fees and expenses), causes of action, suits, claims, demands or judgments of any nature whatsoever (except those arising solely from the gross negligence or willful misconduct of Landlord) arising from (a) any injury to, or the death of, any person or any damage to property on the Premises or upon adjoining sidewalks, streets or ways, or in any manner arising out of or connected with the use, non-use, condition or occupation of the Premises or any part thereof or resulting from the condition thereof or of adjoining sidewalks, (b) any act or omission of Tenant or its agents, contractors or employees, (c) violation by Tenant of any agreement or condition of this Lease, and (d) violation by Tenant of any contract or agreement to which Tenant is a party or any restriction, statute, law, ordinance or regulation, in each case affecting the Premises or any part thereof or the occupancy or use thereof.

ARTICLE 9

Maintenance and Repair of Premises

        9.01    Maintenance by Tenant.    Tenant shall at all times maintain the non-structural portions of the Premises (including without limitation maintenance of exterior entrances, all of Tenant's signs and all glass and show window moldings) and all floors, ceiling, interior walls, partitions, doors, fixtures, equipment and appurtenances thereof (including without limitation lighting, plumbing fixtures, heating, air conditioning, ventilating, electrical and fire detection and protection systems installed by Landlord or Tenant exclusively serving the Premises and including leaks around ducts, pipes, vents or other parts of the heating, air conditioning, ventilating and plumbing systems which protrude through the roof of the Premises) in good order, appearance, condition and repair, including all necessary replacements of any said facilities.

        Tenant shall change all HVAC filters at least once a month. Tenant shall contract with a reputable HVAC firm approved by Landlord to inspect and service the HVAC system. At least twice each Lease Year, Tenant shall have the HVAC system inspected by the firm and shall obtain from the firm a written inspection report. Tenant shall keep the service contract and the report at the Premises and shall furnish copies to Landlord on an annual basis.

        9.02    Maintenance by Landlord.    (a) Landlord shall maintain, repair and replace (when necessary) the structural supports, interior demising walls, exterior walls, floor slab, and roof of the Premises to keep them in good, safe, and clean condition. However, if the need for maintenance, repair, or replacement is connected with the negligence of Tenant, its employees, agents, contractors; or with Tenant's failure to perform anything it is required to perform under this Lease; or taking any action it is not permitted to take under this Lease (whether or not the failure or the action has continued long enough to constitute a default); or with vandalism, malicious mischief, or actual or attempted robbery, burglary, or safe burglary, against which Tenant is required to insure, Landlord either may require Tenant to pay the cost of the maintenance, repair, or replacement, or may require Tenant to do the maintenance or make the repair or replacement. If Landlord notifies Tenant that Tenant must perform the maintenance or make the repair or replacement, Tenant shall submit its plans or procedures for the maintenance, repair, or replacement to Landlord for its approval within 5 days after Landlord's notice and shall perform the maintenance or make the repair or replacement as soon as reasonably practicable after Landlord approves Tenant's plans or procedures. Landlord is not obligated to do any other maintenance or to make any other repairs, replacements or improvements to the Premises or to any equipment or fixtures in the Premises.

        (b)   If Tenant refuses or neglects to repair as required hereunder to the reasonable satisfaction of Landlord, Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures, or other property or to Tenant's business by reason thereof. Upon completion thereof, Tenant shall reimburse Landlord's costs for making such repairs plus twenty percent (20%) of such costs for overhead and supervision, upon presentation of a bill therefor, as additional rent.

ARTICLE 10

Common Areas and Charges

        10.01    Control of Common Areas.    The "Common Areas" are all parking areas, access areas and other areas and improvements in or near the Shopping Center made available or maintained by Landlord from time to time for the tenants in the Shopping Center and their customers; including without limitation employee parking areas, truck ways, driveways, loading docks and areas, delivery areas, multi-story parking facilities, package pickup stations, pedestrian sidewalks, enclosed and unenclosed malls, courts, ramps, landscaped areas, retaining walls, stairways, bus stops, public restrooms, management offices, maintenance and/or security storage areas, sprinkler rooms, interior fire exit areas not within a tenant's premises, electrical rooms, and lighting facilities; provided, however, that the Premises and premises leased to other tenants of the Shopping Center are specifically excluded from the definition of the Common Areas provided herein.

        Landlord retains exclusive control and management of the Common Areas. Landlord may establish, amend and enforce reasonable written rules and regulations for the Common Areas.

Landlord may change the sizes, locations, shapes, arrangements, areas and facilities of the Common Areas; restrict parking by employees to designated areas; construct surface, subsurface or elevated parking areas and facilities; establish and change the level or grade of parking surfaces; enforce parking charges (by meters or otherwise) with appropriate provisions for ticket validating; close any Common Areas temporarily to make repairs or changes, prevent the acquisition of public rights therein, discourage noncustomer parking, or for any other purposes; remove from the Common Areas trespassers or others who, in Landlord's sole discretion, are disruptive to the ordinary use of the Shopping Center; and perform such other acts in the Common Areas as Landlord in its sole discretion deems advisable.

        10.02    License.    All Common Areas and facilities therein are to be used and occupied under a non-exclusive license, and if the amount of such areas be diminished, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such diminution of such areas be deemed constructive or actual eviction.

        10.03    Maintenance Charges.    (a) Tenant shall pay as additional rent Tenant's Proportionate Share of the Common Area Maintenance Costs (as hereinafter defined). Such payments shall be based on Landlord's reasonable estimates, subject to adjustment from time to time on determination of the actual amount of the Common Area Maintenance Costs, and shall be payable in equal monthly installments in advance on the first day of each month. Within one hundred twenty (120) days (or such additional time as is reasonable under the circumstances) after the end of each "CAM Year" (as hereinafter defined), Landlord shall deliver to Tenant a statement of the Common Area Maintenance Costs for the most recent CAM Year, and the monthly installments paid or payable shall be adjusted between Landlord and Tenant, the parties hereby agreeing that Tenant shall pay Landlord or Landlord shall credit Tenant's account, or (if such adjustment is at the end of the Term) pay Tenant, as the case may be, within thirty (30) days after receipt of such statement, such amounts as may be necessary to effect adjustment to the agreed proportionate share for such CAM Year. "CAM Year," for purposes hereof, shall mean each twelve (12) month period corresponding to Landlord's fiscal year, which is currently the twelve (12) month period ending on March 31.

        (b)   "Common Area Maintenance Costs" shall be the total of all items of cost and expense incurred in operating, managing, equipping, protecting, policing, securing, lighting, repairing, replacing and maintaining the Common Areas and their facilities, less contributions for particular items allocated and paid separately by any ground tenants in the Shopping Center. Common Area Maintenance Costs shall include, without limitation, all costs and expenses of (1) maintaining, repairing and replacing the Common Areas as shall be required in Landlord's judgment; (2) security, fire detection and protection and traffic direction and control; (3) cleaning and removing of rubbish, dirt, debris, water, snow and ice from the Common Areas (including removal of water, snow and ice from rooftops); (4) planting, landscaping, re-planting and replacing flowers and landscaping; (5) water, drainage and sewage; (6) wages, health and welfare benefits, pension benefits, union dues, vacations, unemployment taxes and social security taxes; (7) personal property taxes; (8) permits and licenses; (9) supplies; (10) the operation of loud speakers and any other equipment supplying music; (11) utility services and lighting (including the cost of light bulbs and electric current); (12) patching, repairing, resurfacing, topping and marking of all parking and drive areas; (13) filling, sealing and supporting of sink holes; (14) depreciation of machinery and equipment used in the operation of the Common Areas (but not including depreciation of the original cost of acquiring the Common Areas of the Shopping Center); (15) all amounts payable by Landlord under any reciprocal easement agreement, covenant or easement binding upon the Shopping Center; (16) the charges of any independent contractor who, under contract with Landlord or its representatives, performs any work in connection with or relating to the operation, maintenance, repair or replacement of any part of the Common Areas; (17) any other expense or charge, whether or not hereinbefore mentioned, which, in accordance with generally accepted accounting and management principles, would be considered as an expense of managing, operating, maintaining or repairing the Common Areas, provided, however, that any capital expenditures shall, in accordance with generally accepted accounting principles, be amortized over the useful life of such asset; and (18) administrative charges in the amount of fifteen percent (15%) of the Common Area Maintenance Costs (exclusive of such administrative charges).

ARTICLE 11

Fixtures/Building, Signs and Alterations

        11.01    Fixtures/Building.    Upon expiration or termination of this Lease, Tenant shall remove all of Tenant's furnishings, fixtures and equipment and restore the Premises as provided in Section 18.01, provided that Tenant shall not remove any equipment, conduits and fixtures providing water, plumbing, electrical, heating, ventilation, air conditioning, lighting and sewer service to the Premises, all of which shall be the property of Landlord throughout the Term (subject to Tenant's duty to use and maintain the same) and shall remain the property of Landlord upon expiration of the Term or termination of Tenant's right to possession of the Premises pursuant to Article 16.

        11.02    Signs.    Tenant shall have the right to place signs and advertisements on the exterior and interior of the Premises and the Shopping Center in the locations and subject to the conditions set forth in Exhibit C-1, provided that size, style and appearance of all exterior signs and all interior signs visible from the exterior of the Premises shall be subject to the approval of Landlord and shall be in compliance with applicable law and Landlord's Design Criteria set forth on Exhibit C.

        11.03    Landlord's Lien.    All trade fixtures, personal property, equipment, inventory and merchandise belonging to Tenant which are, or may be, put into the Premises during the Term, whether exempt or not from sale under execution and attachment under the laws of the state where the Premises are located, shall at all times be subject to, and Tenant hereby grants to Landlord a first lien and security interest in favor of Landlord, for the purpose of securing all rent, additional rent or other sums which may become due to Landlord from Tenant under this Lease. Upon default or breach of any covenants of this Lease, Landlord shall have all remedies available under the Uniform Commercial Code enacted in the state where the Premises are located including, but not limited to, the right to take possession of the above mentioned property and dispose of it by sale in a commercially reasonable manner. Tenant hereby agrees to execute financing statements and continuation statements upon a request to do so by Landlord for the purpose of recording same in the appropriate public records in order to perfect Landlord's security interest, serving notice to third parties of the security interest herein granted. Upon the failure of Tenant to so execute upon request, Tenant does hereby appoint Landlord as Tenant's attorney in fact for said purpose. Tenant agrees to pay, as additional rent, all filing fees, taxes and other costs and expenses incurred by Landlord in recording such financing statements.

        11.04    Alterations.    Tenant shall not make any alterations, additions, improvements or exterior or structural changes to the Premises without obtaining the prior written consent of Landlord; provided that Tenant may make in a first-class manner such interior additions, improvements and changes in the Premises as Tenant may deem necessary or desirable in connection with the operation of its retail store therein so long as such alterations, additions, improvements and changes are non-structural and do not affect the storefront. Notwithstanding anything to the contrary contained herein, the design of any alterations made to the Premises shall conform to the Design Criteria set forth on Exhibit C.

ARTICLE 12

Condemnation

        12.01    Definitions.    "Condemnation" means a taking by exercise of the power of eminent domain and any conveyance in lieu of such a taking, whether permanent or temporary (if more than 6 months), by any public or quasi-public authority in appropriate proceedings, and includes any governmental action preventing or substantially restricting use of the Premises for permitted activities or of the Common Areas for access and parking for more than 6 consecutive months.

        12.02    Extent/Termination.    If 10% or more of the Premises is condemned, or 15% or more of the Shopping Center or of the parking spaces in the Common Areas is condemned, or if pursuant to any condemnation Landlord determines in its reasonable judgment that the area so condemned renders the balance of such area ineffective for its intended use, then Landlord may terminate this Lease by notice to Tenant within 90 days after the date of Notice of Condemnation.

        12.03    Rebuilding.    If less than 10% of the Premises or less than 15% of the Shopping Center or of the parking spaces in the Common Areas are condemned, or if Landlord does not terminate this Lease under Section 12.02, then Landlord shall promptly rebuild the Premises and the Shopping Center on the land remaining to a complete unit of a quality and character as close as practical to that which existed before the condemnation (excluding Tenant's merchandise, trade fixtures, furnishings, and equipment). Tenant shall promptly replace its merchandise, trade fixtures, furnishings, and equipment in the Premises within 30 days after Landlord substantially completes its rebuilding work. Tenant also shall rebuild Tenant's Work within the same time period if that part of the condemnation award received by Landlord that is attributable to the Premises is not sufficient for Landlord to rebuild the Premises. Tenant may close Tenant's business during the rebuilding only with Landlord's approval, and if Tenant has so closed, it shall reopen for business by the 30th day after Landlord substantially completes its rebuilding work. However, Landlord is not required to spend more on the rebuilding than that part of the condemnation award received by Landlord that is attributable to the area to be rebuilt, less that part of'all expenses, costs, legal fees and court costs incurred by Landlord in connection with such award and that are attributable to that part of the award.

        12.04    Effect on Rent.    If Landlord terminates this Lease under Section 12.02, rent abates as of the date of termination. Landlord shall refund to Tenant that part of any rent paid in advance for a period after the condemnation. If Landlord does not terminate this Lease under Section 12.02, Minimum Annual Rent, Base Sales, and other charges adjust to reflect the nature and extent of the condemnation of the Premises, both during the rebuilding and after the rebuilding has been completed.

        12.05    Award.    Landlord may receive all of any award for the condemnation of the Premises or the Shopping Center, including any part of the award for the leasehold, reversion, and fee. However, Tenant may make a separate claim against the condemning authority for Tenant's cost to move its merchandise, furniture, fixtures, leasehold improvements and equipment.

ARTICLE 13

Insurance

        13.01    Insurance to be Provided by Tenant.    Tenant shall maintain throughout the Term, at its expense, the following insurance: (a) casualty insurance against loss or damage by fire and other risks from time to time included under all-risk policies, including vandalism and malicious mischief, theft, explosion, and water damage of any type, including sprinkler leakage and bursting and stoppage of pipes, covering the Tenant's Work and Tenant's personal property in the Premises, including, without limitation, its merchandise, trade fixtures, equipment, furnishings, wall and floor coverings, and drapes, in the amount of the full replacement cost thereof; (b) commercial general liability insurance (including contractual liability that recognizes this Lease) against claims for bodily injury, personal injury, death or property damage occurring on, in or about the Premises, such insurance to afford protection of not less than $2,000,000 combined single limit per occurrence and $2,000,000 in the annual aggregate; (c) workmen's compensation insurance in amounts required by applicable law or statute covering all personnel employed in connection with any work done on or about the Premises; (d) if the Permitted Use includes sale and/or serving of alcoholic beverages, insurance in the amount of at least $3,000,000 covering any claims arising under applicable law relating to the storage, sale, use or giving away of any fermented, alcoholic or other intoxicating liquor or beverage, which claims could be asserted against Landlord, Tenant or the Premises; (e) insurance against loss or damage to plate glass in or on the Premises; and (f) such other insurance on the Premises in such amounts and against such other insurable hazards which at the time are commonly obtained in the case of property similar to the Premises.

        13.02    General Insurance Requirements.    Each policy of insurance referred to in Section 13.01 shall be issued by a company of recognized financial standing authorized to issue such insurance in the state where the Premises are located and having a general policyholders rating of not less than A and a financial rating of not less than VII in Best's Insurance Reports. Each liability policy shall name as the insured parties thereunder Landlord (including its agents and other parties designated by Landlord), and Tenant, as their interest may appear, and each other policy shall name Landlord as an additional insured. Each such policy shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry. Every policy which Tenant is obligated to carry under the terms of Section 13.01 shall contain an agreement by the insurer that it will not cancel or fail to renew or amend such policy or reduce the coverage thereunder except after thirty (30) days prior written notice to Landlord and that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of Tenant which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment. Prior to commencing Tenant's Work, Tenant shall deliver to Landlord certificates of the insurers, evidencing all of the insurance which is required to be maintained by Tenant hereunder together with evidence of the payment of all premiums therefor, and Tenant shall, within thirty (30) days prior to the expiration of any such insurance, deliver other certificates of the insurers evidencing the renewal or replacement of such insurance together with evidence of the payment of all premiums therefor. Should Tenant fail to maintain or renew any insurance provided for in this Section, or to pay the premium therefor, or to deliver to Landlord any such certificates, then and in any said events, Landlord, at its option, but without obligation to do so may, upon five (5) days notice to Tenant, procure such insurance, and any sums so expended by Landlord (together with Landlord's reasonable administrative expense in procuring such insurance and interest at the Default Rate) shall be additional rent hereunder and shall be paid by Tenant to Landlord on the first day of the month next following the date on which such expenditure is made by Landlord.

        13.03    Waiver of Claims.    Unless caused by the gross negligence or willful misconduct of Landlord, or its agents and employees, Landlord, and its agents and employees shall not be liable for and Tenant waives all claims for damage to person or property sustained by Tenant or any party claiming through Tenant resulting from any accident of occurrences in or upon the Premises, the building of which they shall be a part, or the Shopping Center, including but not limited to such claims for damage resulting from: (i) any equipment or appurtenances becoming out of repair; (ii) Landlord's failure to keep the Shopping Center in repair; (iii) injury done or occasioned by wind, settling, earth movement or other natural causes; (iv) any defect in or failure of plumbing, heating, or air conditioning equipment, electric wiring or installation thereof, gas, water, steam pipes, stairs, porches, railings or walks; (v) broken glass; (vi) the backing up of any water or sewer pipe or tank in, upon or about such building or the Premises; (vii) the escape of steam, gas, coolant or hot water; (viii) water, snow or ice being upon or coming through the roof, walls, skylight, trap door, stairs, walks, Common Areas or any other place upon or near such building or the Premises or otherwise; (ix) the failing of any fixtures, plaster, stucco or the like; and (x) any act, omission, or negligence of other tenants or of other persons or occupants of the Shopping Center.

        13.04    Change in Coverage.    Landlord and Tenant agree that from time to time during the Term, Landlord shall have the right to require a change in the type, character and/or amounts of insurance required to be carried by Tenant pursuant to the provisions of this Article 13 and Tenant shall comply with the requested change in character and/or amount within thirty (30) days of Landlord's request therefor.

        13.05    Waiver of Right of Recovery.    Neither Landlord nor Tenant shall be liable to the other or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building, structure or other tangible property, or any resulting loss of income, or losses under worker's compensation laws and benefits, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees if any such loss or damage is covered by insurance benefitting the party suffering such loss or damage or was required to be covered by insurance pursuant to this Lease.

ARTICLE 14

Damage or Destruction

        14.01    Rebuilding by Landlord.    Except if this Lease is terminated under Section 14.03, if the Premises are damaged by casualty, Landlord shall promptly repair the damage to put the Premises in the same condition as before the casualty (excluding Tenant's leasehold improvements installed by Tenant as a part of Tenant's Work or installed as additions or alterations, and excluding Tenant's merchandise, trade fixtures, furnishings, and equipment). However, Landlord is not required to spend more for rebuilding the Premises than that part of the insurance proceeds received by Landlord that is attributable to the Premises, less that part of all expenses, costs, legal fees and court costs incurred by Landlord in connection with such award and that are attributable to that part of the award.

        14.02    Rebuilding by Tenant.    Except if this Lease is terminated under Section 14.03, if any of Tenant's leasehold improvements installed by Tenant as a part of Tenant's Work or installed as additions or alterations, or any of Tenant's merchandise, trade fixtures, furnishings, and equipment are damaged by casualty, Tenant shall promptly replace it with items as nearly the same as reasonably possible within 30 days after Landlord substantially completes its rebuilding work. Tenant may close Tenant's Business during the rebuilding only with Landlord's approval, and if Tenant has so closed, it shall reopen for business by the 30th day after Landlord substantially completes its rebuilding work.

        14.03    Landlord's Termination Right.    If the Premises are damaged by casualty and the cost to restore the Premises exceeds 50% of the cost to rebuild the entire Premises, or, if more than 50% of the Shopping Center is destroyed by casualty and Landlord does not intend to rebuild, then Landlord may terminate this Lease effective as of the date of the casualty by notifying Tenant within 90 days after the casualty.

        14.04    Proportionate Rent Adjustment.    If the Premises are damaged by casualty, Minimum Annual Rent, Base Sales, and other charges payable by Tenant shall be adjusted in proportion to the part of the Premises that Tenant cannot occupy because of the damage or the rebuilding work.

ARTICLE 15

Assignment, Subletting and Encumbrance

        15.01    Assignment and Subletting.    Tenant shall not assign this Lease or any interest therein, or sublet the Premises or any portion thereof or permit other persons to occupy the Premises or any part thereof, or grant any license or concession for all or any part of the Premises, without the prior written consent of Landlord, which consent may be granted or withheld in the sole and absolute discretion of Landlord, and no permitted assignment or subletting shall relieve Tenant of Tenant's covenants and agreements hereunder. No assignment or transfer of this Lease may be effected by merger, consolidation, dissolution, operation of law or otherwise without the prior written consent of Landlord, which consent may be granted or withheld in the sole and absolute discretion of Landlord. The consent of Landlord to any one assignment or sublease pursuant hereto shall not be deemed to be a waiver of the provisions of this Section with respect to any subsequent assignment or sublease. Each such permitted sublease or assignment shall expressly be made subject to the provisions of this Lease, including without limitation, the use provisions hereof. No assignment or sublet may violate any then existing exclusive uses of other tenants in the Shopping Center or restrictions otherwise binding on tenants of the Shopping Center nor the primary use of any other tenant in the Shopping Center. If Tenant assigns its rights and interests under this Lease, the assignee under such assignment shall expressly assume all of the obligations of Tenant hereunder, but such assignment and assumption shall not amend or otherwise affect any of the rights of Landlord under this Lease nor shall it affect or reduce any of the obligations of Tenant hereunder, and all such obligations shall continue in full effect as obligations of a principal and not as obligations of a guarantor or surety to the same extent as though no assignment had been made. If Tenant shall assign this Lease or sublease the Premises for rent or other consideration in excess of the rent payable hereunder, Landlord shall receive all such excess rent or other consideration as additional rent hereunder. The assignee or sublessee shall be required to make all payments due to Landlord and Landlord shall thereafter, in a prompt manner, remit to Tenant any amounts that may be due Tenant. Tenant shall, concurrently with the execution and delivery of any such permitted assignment or sublease, deliver a duplicate original thereof to Landlord. If Tenant is a partnership, then any dissolution of Tenant or a withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owning a controlling interest in Tenant shall be deemed a voluntary assignment of this Lease. If Tenant is a corporation, then any dissolution, merger, consolidation or other reorganization of Tenant, or any sale or transfer of a controlling interest of the capital stock of Tenant, shall be deemed an assignment of this Lease. A sale of substantially all of the merchandise on the Premises to one purchaser shall be treated as and deemed to be an assignment of this Lease within the foregoing provisions of this Section.

        15.02    Encumbrance.    Neither this Lease nor any interest of Tenant in the Premises shall be mortgaged, pledged or encumbered by Tenant, nor shall Tenant mortgage, pledge or encumber the interest of Tenant in and to any sublease of the Premises or the rental payable thereunder, without the prior written consent of Landlord, which consent may be granted or withheld in the sole discretion of Landlord, and Tenant shall not allow or permit any transfer of this Lease or any interest hereunder by operation of law. Any such mortgage, pledge, encumbrance, sublease or assignment made in violation of this Section shall be void.

ARTICLE 16

Default and Bankruptcy

        16.01    Events of Default.    Any of the following occurrences or acts shall constitute an Event of Default under this Lease:

          (a)   If Tenant, at any time during the Term, shall (i) fail to make any payment of rent, additional rent or other sum herein required to be paid by Tenant within five (5) days after the date such payment has become due, or (ii) fail to pay rent, additional rent or other sums herein required to be paid by Tenant when due on two or more occasions during any twelve (12) month period, or (iii) fail to cure, immediately after notice from Landlord, any hazardous condition which Tenant has created or suffered in violation of law or this Lease, or (iv) fail to observe' or perform any of the covenants in respect to assignment, subletting and encumbrance set forth in Article 15; or (v) breach any of the covenants or provisions set forth in Article 5 or Article 13; or (vi) fail to observe or perform any other provision hereof for thirty (30) days after Landlord shall have delivered to Tenant written notice of such failure (provided that in the case of any default referred to in this clause (vi) which cannot be cured by the payment of money and cannot with diligence be cured within such thirty (30) day period, if Tenant shall commence to cure the same within such thirty (30) day period and thereafter shall prosecute the curing of same with diligence and continuity, then the time within which such failure may be cured shall be extended for such period not to exceed sixty (60) days as may be necessary to complete the curing of the same with diligence and continuity); or

          (b)   To the full extent permissible under the United States Bankruptcy Code, or any successor thereto, (i) if Tenant or any Guarantor shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any present or future federal or state bankruptcy law or under any similar federal or state law, or shall be adjudicated a bankrupt or insolvent or shall make an assignment for the benefit of its creditors or shall admit in writing its inability to pay its debts generally as they become due, or if a petition or answer proposing the adjudication of Tenant or any Guarantor as a bankrupt or its reorganization under any present or future federal or state bankruptcy law or any similar federal or state law shall be filed in any court and such petition or answer shall not be discharged or dismissed sixty (60) days after the filing thereof; or (ii) if a receiver, trustee or liquidator of Tenant or any Guarantor or of all or substantially all of the assets of Tenant or any Guarantor shall be appointed in any proceeding brought by or against Tenant or any Guarantor and shall not be discharged within thirty (30) days after such appointment, or if Tenant or any Guarantor shall consent to or acquiesce in such appointment (all of the foregoing events being collectively referred to as a "Tenant Bankruptcy"); or

          (c)   If the Premises shall have been vacated or abandoned; or

          (d)   If Tenant fails to take possession of the Premises when possession is tendered by Landlord, or fails to submit plans or other information regarding the Tenant Improvements for Landlord's approval or to commence and complete construction of the Tenant Improvements to be constructed by Tenant when and as required by the provisions of this Lease or fails to open its business therein promptly upon such completion as required under Section 5.01(b); or

          (e)   If a material adverse change occurs in the financial condition of Tenant and/or Guarantor; or

          (f)    If any other occurrence defined elsewhere in this Lease as an Event of Default shall occur.

        16.02    Remedies.    Upon the occurrence of an Event of Default, Landlord, without notice to Tenant in any instance (except where expressly provided for below), may do any one or more of the following:

          (a)   Landlord may elect to terminate this Lease and the tenancy created hereby by giving notice of such election to Tenant without any right on the part of Tenant to save the forfeiture by payment of any sum due or by other performance of condition, term, agreement or covenant broken, or Landlord may elect to terminate Tenant's possessory rights and all other rights of Tenant without thereby terminating this Lease, and Landlord may without notice reenter the Premises, for the purpose of distraint or execution, and to remove Tenant and all other persons and property from the Premises, and store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant without resort to legal process and without Landlord being deemed guilty of trespass or becoming liable in any way for any loss or damage occasioned thereby, and to take possession of and sell under distraint the goods and chattels found in the Premises; and/or

          (b)   Landlord may sell at public or private sale all or any part of the goods, chattels, fixtures and other property of Tenant which are or may be put in the Premises by Tenant during the Term, whether exempt or not from sale under execution or attachment, the parties hereby agreeing that said property shall at all times be subject to a lien in favor of Landlord and shall be chargeable for all rent and the fulfillment of all other covenants and agreements herein contained. Landlord may apply the proceeds of such sale: first, to the payment of all costs and expenses of conducting the sale or caring for or storing said property; second, to the payment of any indebtedness, including, without limitation, any indebtedness for rent, which may be or may thereafter become due from Tenant to Landlord; and third, to pay Tenant, upon Tenant's demand therefor, any surplus remaining after all indebtedness of Tenant to Landlord has been fully paid; and/or

          (c)   Landlord may perform, on behalf and at the expense of Tenant, any obligation of Tenant under this Lease which Tenant has failed to perform and of which Landlord shall have given Tenant notice, the cost of which performance by Landlord, together with interest at the Default Rate from the date of such expenditure, shall be deemed additional rent and shall be payable by Tenant to Landlord upon demand therefor. Notwithstanding anything to the contrary contained herein, regardless of whether an Event of Default shall have occurred, Landlord may exercise the remedy described in this clause (c) without any notice to Tenant if Landlord, in its good faith judgment, believes it would be materially injured by failure to take rapid action or if the unperformed obligation of Tenant constitutes an emergency.

          (d)   Accelerate the rent and any other charges, whether or not stated to be additional rent hereunder, for the entire balance of the Term and any renewal or extension thereof for which Tenant has become bound, or any part of such rent, and any costs and sheriff's, marshall's, constable's or other official's commissions, whether chargeable to Landlord or Tenant, including watchman's wages, as if by the terms of this Lease said balance of the rent and such other charges and expenses were on that date payable in advance.

          (e)   Landlord may exercise any other legal or equitable right or remedy which it may have at law or in equity, including rights of specific performance and/or injunctive relief, where appropriate.

        16.03    Damages.    (a) If this Lease is terminated by Landlord pursuant to Section 16.02, Tenant nevertheless shall remain liable for any rent and damages which may be due or sustained prior to such termination, and all reasonable costs, fees and expenses, including, without limitation, sheriffs', marshalls', constables' or other officers commissions whether chargeable to Landlord or Tenant, watchmen's wages, brokers' and attorneys' fees, and repair and renovation costs incurred by Landlord in pursuit of its remedies hereunder, and/or in connection with any bankruptcy proceedings of Tenant or any Guarantor of Tenant, and/or in connection with renting the Premises to others from time to time (all such rent, damages, costs, fees and expenses being referred to herein as "Termination Damages"), plus additional damages ("Liquidated Damages") which, at the election of Landlord, shall be an amount equal to either:

          (i)    the rent which, but for the termination of this Lease, would have become due during the remainder of the Term, less the amount or amounts of rent, if any, which Landlord shall receive during such period from others to whom the Premises may be rented (other than any additional rent received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord), in which case Liquidated Damages shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following the termination of this Lease and shall continue until the date on which the Term would have expired but for such termination, and any action or suit brought to collect any such Liquidated Damages for any month shall not in any manner prejudice the right of Landlord to collect any Liquidated Damages for any subsequent months by similar preceding, or

          (ii)   the present worth (as of the date of such termination) of the rent which, but for the termination of this Lease, would have become due during the remainder of the Term, less the fair rental value of the Premises, as determined by an independent real estate appraiser selected by Landlord, in which case such Liquidated Damages shall be payable to Landlord in one lump sum on demand and shall bear interest at the Default Rate until paid. "Present worth" shall be computed by discounting such amount to present worth at a rate equal to one percentage point above the discount rate then in effect at the Federal Reserve Bank nearest to the Shopping Center. The Percentage Rent payable with respect to each Lease Year following termination (including the Lease Year in which such termination shall take place) shall be calculated as set forth in Section 3.02(f). In no event shall Landlord be required to account to Tenant for any amounts by which the fair rental value shall have exceeded the stipulated Rent at the time of such termination.

        (b)   If this Lease is terminated pursuant to Section 16.02, Landlord may (without being obligated to do so) relet the Premises or any part thereof, alone or together with other premises, for such term or terms (which may be greater or less than the period which otherwise would have constituted the balancee of the Term) and on such terms and conditions (which may include concessions or free rent and alterations of the Premises) as Landlord may determine, in its sole discretion, but Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished by reason of, any failure by Landlord to relet the Premises or any failure by Landlord to collect any rent due upon such reletting.

        16.04    Rights Cumulative, Non-Waiver.    No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or relinquishment thereof for the future. The receipt by Landlord of any rent, additional rent or any other sum payable hereunder with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. In addition to the other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of this Lease, or to any other remedy allowed to Landlord at law or in equity. Tenant waives any right of redemption, re-entry or restoration of the operation of this Lease under any present or future law.

        16.05    Legal Expenses.    If Tenant shall be in default in the performance of any of its obligations under this Lease, and an action shall be brought for the enforcement thereof in which it shall be finally determined, and no further appeal taken, that Tenant was in default, Tenant shall pay all attorney's fees and litigation expense incurred or paid by Landlord in connection therewith. In the event Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, if Tenant, at its expense, shall fail to provide Landlord with counsel approved by Landlord, Tenant shall pay as additional rent all costs and attorney's fees incurred or paid by Landlord in connection with such litigation.

        16.06    Tenant Bankruptcy.    Upon the filing of a petition by or against Tenant under the Bankruptcy Code and upon such filing of the petition, Tenant, as debtor or as debtor in possession, agrees:

        (a)   To perform promptly and fully each and every obligation of Tenant under this Lease, including but not limited to all obligations to pay rent under this Lease, until such time as this Lease is either rejected or assumed by order of a United States Bankruptcy Court or other United States Court of competent jurisdiction; or deemed rejected by operation of law, pursuant to 11 U.S.C. §365(c)(4).

        (b)   Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord hereunder, whether or not expressly denominated as rent, shall constitute "rent"

for the purposes of section 502(b)(7) of the Bankruptcy Code, including, without limitation, reasonable attorney's fees incurred by Landlord by reason of Tenant's bankruptcy.

        (c)   It is understood and agreed that this is a "lease of real property in a shopping center" as such term is used in the Bankruptcy Code.

        (d)   Included within and in addition to any other conditions or obligations imposed upon Tenant in the event of assumption and/or assignment are the following:

          (1)   In the event of assignment, the execution and delivery to Landlord of an instrument by which the assignee assumes all of the obligations arising under this Lease from and after the date of assignment pursuant to the provisions of the Bankruptcy Code.

          (2)   The cure of any defaults and the compensation of pecuniary loss resulting from any such default, within thirty (30) days after assumption.

          (3)   The use of the Premises solely for the Permitted Use and the maintenance of the quality, quantity and/or lines of merchandise of any goods or services required to be offered for sale, it being understood and agreed that compliance with the provisions of Article 5 is essential to preserve the tenant mix in the Shopping Center.

          (4)   In the event of assignment, the assignee may not exercise any option to extend the Term of the Lease.

          (5)   Adequate assurance of future performance under the Lease, for the purposes of assumption and/or assignment, shall include adequate assurance:

            (i)    of the source of rent and other consideration due under the Lease, and in the event of assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be at least equal to the financial condition and operating performance of the Tenant and its guarantors, if any, as of the time the Tenant became the lessee under the Lease;

            (ii)   that any Percentage Rent due under the Lease will not decline substantially;

            (iii)  that assumption or assignment of the Lease is subject to all the provisions thereof, including (but not limited to) provisions such as radius, location, use or exclusivity provisions, and will not breach any such provision contained in any other lease, financing agreement, covenant or other agreement relating to the Shopping Center;

            (iv)  that assumption or assignment of the Lease will not disrupt any tenant mix or balance in the Shopping Center.

          (6)   The adequate assurance and demonstration in writing by a debtor, debtor in possession or assignee of such debtor in possession of such party's sufficient background, including, but not limited to, substantial retailing experience in shopping centers of comparable size and financial ability to operate out of the Premises pursuant to the terms and conditions of this Lease and to meet all other reasonable criteria of Landlord as did Tenant upon execution of this Lease.

          (7)   The Premises, at all times, remain a single store and no physical changes of any kind are made thereto unless in compliance with the applicable provisions of this Lease.

        (e)   Nothing contained in this Section 16.06 shall be deemed in any manner to limit Landlord's rights and remedies under the Bankruptcy Code, as presently existing or as may hereafter be amended.

ARTICLE 17

Estoppel Certificates, Subordination, Mortgagee Protection

        17.01    Estoppel Certificates.    Within ten (10) days after request therefor by Landlord, Tenant agrees to execute and deliver a certificate in the form attached hereto as Exhibit G, to any proposed mortgagee or purchaser of the Premises, or to Landlord or any other party designated by Landlord, certifying (if such be the case) to any matter reasonably requested by Landlord including without limitation the following: (a) that Tenant is in full and complete possession of the Premises, such possession having been delivered by Landlord and accepted by Tenant; (b) that any improvements required to be furnished by Landlord by the terms of this Lease have been completed in all respects to the satisfaction of the Tenant; (c) that this Lease is in full force and effect and has not been amended, modified, supplemented or superseded except as specifically noted; (d) that there is no existing default on the part of Landlord in the performance of any covenant, agreement or condition contained in this Lease to be performed by Landlord; (e) that the Tenant does not have any actual or pending claim against the Landlord or any right of offset or defense to any claim by Landlord; (f) that no rents or other charges have been prepaid by Tenant; (g) the amount of any Security Deposit being held by Landlord; and (h) that the addressee of said certificate may rely on the representations therein made; and certifying as to the dates of commencement and termination of the Term, the date on which rents commenced to accrue under this Lease, and the date through which rents and other charges hereunder have been paid. Failure of Tenant to execute and deliver the requested certificate shall constitute an Event of Default and an admission by Tenant as to the accuracy of all matters set forth in the certificate presented by Landlord.

        17.02    Subordination/Superiority.    The rights and interests of Tenant under this Lease shall be subject and subordinate to any mortgage, trust deed or deed of trust that is or may hereafter be placed upon the Shopping Center, or any part thereof containing the Premises and to any and all advances to be made thereunder and to the interest thereon and all renewals, amendments, modifications, replacements and extensions thereof. Any mortgagee or trustee of the Shopping Center or any part thereof containing the Premises may elect to give certain rights and interests of Tenant under this Lease priority over the lien of its mortgage, trust deed or deed of trust. In the event of either such election and upon notification by such mortgagee or trustee to Tenant to that effect, the rights and interests of Tenant under this Lease shall be deemed to be subordinate to or have priority over, as the case may be, the lien of said mortgage, trust deed, or deed of trust, whether this Lease is dated prior to or subsequent to the date of said mortgage, trust deed or deed of trust. Tenant shall, within ten (10) days following the request of Landlord or such secured party, execute and deliver whatever instruments may be required to confirm any of the foregoing matters.

        17.03    Attornment.    Tenant waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease or Tenant's obligations in the event any foreclosure proceeding is prosecuted or completed or in the event the Shopping Center or Landlord's interest therein is sold at a foreclosure sale or by deed in lieu of foreclosure. If this Lease is not extinguished upon such sale or by the purchaser following such sale, then, at the request of such purchaser, Tenant shall attorn to such purchaser and shall recognize such purchaser as the landlord under this Lease. Upon such attornment such purchaser shall not be (a) bound by any payment of the rent or additional rent more than one (1) month in advance, (b) bound by any amendment to this Lease of which the mortgagee had no notice and/or did not consent, (c) liable for damages for any breach, act or omission of any prior landlord, or (d) subject to any offsets or defenses which Tenant might have against any prior landlord. Within ten (10) days after the request of such purchaser, Tenant shall execute, acknowledge and deliver any requisite or appropriate document submitted to Tenant confirming such attornment.

        17.04    Modification for Mortgagee.    If any lender providing construction or permanent financing or any refinancing for the Shopping Center requires, as a condition of such financing or refinancing, that modifications to this Lease be obtained, and provided that such modifications (a) are reasonable, (b) do not adversely affect in a material manner Tenant's use of the Premises as herein permitted, and (c) do not increase the rent and other sums to be paid by Tenant, then Landlord may submit to Tenant an amendment to this Lease incorporating such required modifications, and Tenant shall execute, acknowledge and deliver such amendment to Landlord within ten (10) days after Tenant's receipt thereof.

        17.05    Mortgagee Protection.    Tenant agrees to give any mortgagee or trustee of trust deed or deed of trust ("mortgagee") of the Shopping Center, by registered or certified mail, a copy of any notice served upon Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an Assignment of Rents and Leases, or otherwise) of the address of such mortgagee and to allow such mortgagee to cure any default of Landlord. If any act or omission by Landlord would give Tenant the right to cancel or terminate this Lease, or to abate the payment of rent, or offset against the payment of rent or to claim a partial or total eviction, Tenant will not exercise any such right until (i) it shall have given written notice of the act or omission to Landlord and to any mortgagee whose names and addresses have been furnished to Tenant, and (ii) a reasonable period of time, in light both of the time required to affect a remedy and of the impact of the act or omission on Tenant's business operations on the Premises, for remedying the act or omission has elapsed following the giving of the notice (which reasonable period of time shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice to effect such remedy plus (60) days), during which time Landlord and such mortgagee, or either of them, their agents or employees, will be entitled to enter upon the Premises and do therein whatever may be necessary to remedy the act or omission.

ARTICLE 18

Surrender and Holdover

        18.01    Surrender.    Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Premises to Landlord in good order and condition broom-clean and otherwise in the condition in which Premises are required to be maintained by the terms of this Lease. Tenant shall surrender all keys for the Premises to Landlord at the place then fixed for the payment of rent and shall inform Landlord of all combinations on locks, safes, vaults, if any, in the Premises. Tenant shall, at its expense, remove from the Premises on or prior to such expiration or earlier termination all furnishings, fixtures and equipment situated thereon (including all exterior and interior signs) which are not or which do not at the end of the Term become the property of Landlord as provided in Section 11.01, and shall, at its expense, remove all alterations or improvements made to the Premises which Landlord, by notice to Tenant, requires to be removed, and Tenant shall, at its expense, on or prior to such expiration or earlier termination, repair any damage caused by such removal and restore the Premises. Any property not so removed shall become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Premises and disposed of, but the cost of any such removal and disposition and the cost of repairing any damage caused by such removal shall be borne by Tenant.

        18.02    Holdover.    If Tenant shall be in possession of the Premises after the termination of this Lease, in the absence of any written agreement extending the Term, the tenancy under this Lease shall become one from month to month, terminable by Landlord upon thirty (30) days prior written notice, at a monthly rental equal to twice the sum of (i) the monthly installment of Minimum Rent payable during the last calendar month during the Term, and (ii) Percentage Rent (at the rate to be determined as set forth in Section 3.02(f) hereof). Tenant shall also pay as additional rent all other charges payable under the terms of this Lease, prorated for each month during which Tenant remains in possession. Such month-to-month tenancy shall be subject to all other conditions, provisions and obligations of this Lease. Tenant shall not interpose any non-compulsory counterclaims in any summary proceeding or other action based on holdover. At any time after a termination under this Section becomes effective, Landlord may reenter and take possession of the Premises, any rule or law of equity to the contrary notwithstanding.

        18.03    Termination.    Unless sooner terminated pursuant to the provisions hereof, this Lease shall terminate on the expiration of the Term without the necessity of any notice from either Landlord or Tenant to terminate the same, and Tenant hereby waives notice to vacate or quit the Premises and agrees that Landlord shall be entitled to the benefit of all remedies at law or equity respecting the summary recovery of possession of the Premises from a tenant holding over, to the same extent as if statutory notice had been given.

ARTICLE 19

Security Deposit

        19.01    Security Deposit.    The Security Deposit, if any, specified in Section 1.16 shall be held by Landlord as security for the full and faithful performance by Tenant of each and every term, covenant and condition of this Lease on the part of Tenant to be observed and performed, and Landlord shall have no liability to pay interest thereon nor shall Landlord be required to keep the Security Deposit separate from its general funds. If any rent or additional rent herein reserved or any other sums payable by Tenant hereunder shall be overdue and unpaid or should Landlord make payments on behalf of Tenant, or should Tenant fail to perform any of the terms of this Lease, then Landlord may, at its option, and without prejudice to any other remedy which Landlord may have on account thereof, apply the Security Deposit or so much thereof as may be necessary to compensate Landlord toward the payment of the rents or other sums due from Tenant, or towards any loss, damage or expense sustained by Landlord resulting from such default on the part of Tenant; and in such event Tenant shall forthwith upon demand restore the Security Deposit to its original amount, and the sum required to so restore the Security Deposit shall be additional rent hereunder. If Tenant shall have fully and faithfully complied with all of the terms, covenants and conditions of this Lease, the Security Deposit shall be returned in full to Tenant within thirty (30) days following the end of the Term or earlier termination of this Lease. If any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Tenant or its successors or assigns, Landlord may apply the Security Deposit first to the payment of any rent, additional rent and other amounts due Landlord hereunder, and the balance, if any, of the Security Deposit may be retained by Landlord in partial liquidation of Landlord's damages. Landlord may deliver the Security Deposit to the purchaser of Landlord's interest in the Premises, in the event that such interest is sold, and Landlord shall thereupon be discharged from any further liability with respect to the Security Deposit.

ARTICLE 20

Marketing Fund and Advertising

        20.01    Marketing Service; Tenant's Marketing Service Charge.    (a) Landlord shall establish an advertising and promotional service ("Marketing Service") to furnish and maintain advertising, marketing and sales promotions for the benefit of the Shopping Center.

        (b)   The costs and expenses of the Marketing Service ("Marketing Service Costs") shall include all costs and expenses in connection therewith, including, but not limited to (i) the services of a marketing director, merchandising director and all staff and outside consultants (including professional marketing service organizations) deemed necessary by Landlord to carry out effectively the marketing, merchandising and public relations objectives of the Marketing Service, including, without limitation, all payroll, payroll taxes, travel expenses and employee benefits of any such director and staff; (ii) all actual costs of advertising and promoting the Shopping Center, including, without limitation, radio, newspaper, television, direct and indirect costs of services, artwork, copy, printing, paper, stationery and supplies; and (iii) such office rent, equipment and supplies, utilities and telephones as may be deemed necessary by such marketing director. The marketing director, and all staff and consultants shall be under the exclusive control and supervision of Landlord and Landlord shall have sole authority to employ and discharge same.

        (c)   In each Lease Year, Tenant shall pay to Landlord, as additional rent, the Tenant's Marketing Service Charge, which, subject to the provisions of subsection (e) of this Section, shall initially be equal to the Initial Marketing Service Charge set forth in Section 1.21.

        (d)   Tenant's Marketing Service Charge shall be paid by Tenant in tnonthly installments, due on the first day of each calendar month.

        (e)   Notwithstanding anything to the contrary contained in this Section 20.01, at the end of each Lease Year or partial Lease Year, as the case may be, or within such time thereafter as Landlord deems reasonable in its sole discretion, Landlord shall have the right to increase the Marketing Service Charge payable by Tenant for the current Lease Year, by a percentage equal to the greater of (a) the percentage increase, if any, over the preceding Lease Year or partial Lease Year, of the then current television, radio, print and outdoor advertising rates of the media used for advertising and promotions in the media market in which the Shopping Center is located, or (b) the percentage increase, if any, over the preceding Lease Year or partial Lease Year, of the current Consumer Price Index for All Urban Consumers U.S. Cities Average Revised (1982-84=100), published by the Bureau of Labor Statistics of the United States Department of Labor.

        20.02    Landlord's Contribution.    Landlord shall contribute an amount equal to at least twenty-five percent (25%) of the monies collected by the marketing Service from tenants in the Shopping Center during each Lease Year, which sum may be paid in whole or in part by Landlord, at its option, by providing the services of a Marketing Director and/or other person or persons under Landlord's exclusive control to help organize and implement advertising and promotional programs, using the monies from the Marketing Service.

        20.03    Advertising.    Tenant shall not change its Trade Name without the written permission of Landlord. Tenant, in all advertising, shall identify that the Premises are located in the Shopping Center by specifically setting forth the name of the Shopping Center in all written and oral advertising engaged in by Tenant concerning the Premises.

        20.04    Solicitation of Business.    Tenant and Tenant's employees and agents shall not solicit business in the Common Areas, nor shall Tenant place any handbills or other advertising matter in or on automobiles parked in the parking area or in other Common Areas.

        20.05    Opening Contribution.    At least sixty (60) days prior to commencement of the Term, Tenant shall pay to Landlord the Opening Contribution set forth in Section 1.22. The failure of any other tenant to so contribute in whole or in part shall in no way release Tenant from these obligations hereunder. Landlord shall contribute to the grand opening of the Shopping Center an amount at least equal to the aggregate contributions made by all tenants, including, without limitation, the Tenant.

ARTICLE 21

General Provisions

        21.01    Successors.    Subject to Article 15, all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

        21.02    Notices.    All notices, demands, requests, consents, approvals and other instruments required or permitted to be given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been properly given upon receipt or refusal if sent by registered or certified mail, postage prepaid, return receipt requested; or the day after being sent if sent by a nationally recognized overnight carrier service addressed to Tenant at Tenant's address or Landlord at Landlord's address, as the case may be. Landlord and Tenant shall each have the right from time to time to specify as its address for purposes of this Lease any other addresses in the United States of America upon three days notice thereof, similarly given, to the other party.

        21.03    No Option.    The submission of this Lease for examination does not constitute an offer to enter into a lease, and this Lease shall become binding only upon execution and delivery hereof by Landlord and Tenant.

        21.04    No Joint Venture.    The relationship of the parties is that of Landlord and Tenant only, and nothing in this Lease shall be construed as creating a partnership, joint venture, principal-agent or any other relationship. Except as expressly otherwise provided herein, neither party shall have any right or power to create any expense or liability chargeable to the other party.

        21.05    Broker.    Landlord and Tenant represent and warrant to each other that they have not dealt with any broker or finder entitled to any commission, fee or other compensation by reason of the execution of this Lease except the Broker, if any, specified in Section 1.20, and Landlord and Tenant agree to indemnify and hold each other harmless from any charge, liability or expense (including attorney's fees) the other may suffer, sustain or incur in respect to any claim for a commission, finder's fee or other compensation by a broker or finder claiming by, through or under Landlord or Tenant, other than Broker. Landlord will satisfy any obligations to Broker in respect to this Lease pursuant to a separate written agreement between Landlord and Broker.

        21.06    Financial Statements.    At the request of Landlord, Tenant shall, not later than ninety (90) days following the close of each fiscal year of Tenant during the Term and at such other times as Landlord may request, furnish to Landlord a balance sheet of Tenant as of the end of such fiscal year and a statement of income and expense for the fiscal year then ended together with an opinion of an independent certified public accountant of recognized standing to the effect that said financial statements have been prepared in conformity with generally accepted accounting principles consistently applied and fairly present the financial condition and results of operations of Tenant as of and for the period covered. Tenant shall also furnish to Landlord such additional financial reports certified by the chief financial officer of Tenant as Landlord may from time to time request.

        21.07    Headings and Captions.    The headings and captions contained in this Lease are inserted for convenience of reference only, and are not to be deemed a part of or to be used in construing this Lease.

        21.08    Use of Pronoun, Joint and Several Liability.    The necessity and grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Tenant and to either corporations, associations, partnerships or individuals, males or females, shall in all instances be assumed as though in each case fully expressed. If there is to be more than one Tenant, the liability of all such parties for compliance with and performance of the terms and covenants of this Lease shall be joint and several.

        21.09    Partial Invalidity.    If any term or provision of this Lease which obligates the Landlord or the Tenant to pay an amount or perform an obligation shall be determined to be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

        21.10    Survival.    Any provision of this Lease which obligates the Landlord or the Tenant to pay an amount or perform an obligation before the commencement of the Term or after the expiration of the Term shall be binding and enforceable notwithstanding that payment or performance is not within the Term, and the same shall survive.

        21.11    Definition of Landlord/Exculpation.    The term Landlord as used in this Lease, so far as the covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the Premises, and in the event of any transfer or transfers of title thereto, Landlord named herein (and in case of any subsequent transfer or conveyance, the then grantor) shall be automatically relieved from and after the date of such transfer or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed. It is expressly understood and agreed by and between parties hereto, anything herein to the contrary notwithstanding, that all of the representations, warranties, covenants, undertakings and agreements herein made on the part of Landlord while in form purporting to be the representations, warranties, covenants, undertakings and agreements by Landlord for the purposes or with the intention of binding Landlord personally, are made and intended for the purposes only of subjecting Landlord's interest in the Premises and the Shopping Center to the terms of this Lease and for no other purposes whatsoever, and that in the case of default hereunder by Landlord, the Tenant shall look solely to the interest of Landlord in the Premises and the Shopping Center for satisfaction of any obligation of Landlord to Tenant.

        21.12    Time of Essence.    Time is of the essence of this Lease, and all provisions herein relating thereto shall be strictly construed.

        21.13    Excuse of Performance.    Anything in this Lease to the contrary notwithstanding, Landlord shall not be deemed in default with respect to the performance of any terms, covenants and conditions of this Lease if such failure of performance shall be due to any strike, lock-out, boycott, labor dispute, civil commotion, war-like operation, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulation or control, inability to obtain any material or service, act of God, adverse weather conditions, energy shortage or any other cause whether similar or dissimilar, beyond the reasonable control of Landlord.

        21.14    Accord and Satisfaction.    No payment by Tenant or receipt by Landlord of a lesser amount than the rent or other amounts herein stipulated shall be deemed a waiver, forgiveness or release of the full amount of rent and other amounts due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment thereof be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such amounts or pursue any other remedy provided in this Lease.

        21.15    Entire Agreement.    This Lease and the Exhibits, Riders, Addenda and Guaranty, if any, attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Itandlord and Tenant concerning the Premises, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between Landlord and Tenant except those herein set forth. Except as otherwise provided herein, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by both of them.

        21.16    Recordation.    Under no circumstances shall Tenant record this Lease. However, a Memorandum of Lease may be recorded at the expense of the party requesting such recordation.

        21.17    Governing Law/Venue/Consent to Jurisdiction.    This Lease shall be construed and enforced in accordance with the laws of the State. Tenant hereby irrevocably and unconditionally (a) submits itself and its property to the jurisdiction of the courts of the State of Maryland, the courts of the United States for the District of Maryland, and the appellate courts thereof in any suit, action or other legal proceeding arising out of or relating to this Lease; (b) consents that any suit, action or other legal proceeding brought by Tenant on account of this Lease shall be brought in one of the courts described in (a) above, and (c) waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any suit, action or other legal proceeding in any of those courts set forth in clause (a) above and any claim that any such suit, action or other legal proceeding brought in such court has been "brought in an inconvenient forum and agrees not to plead or claim the same. Tenant hereby irrevocably and unconditionally consents to the service of any and all process in any suit, action or other legal proceeding by mailing such process, by certified or registered mail, return receipt requested, to Tenant at its address set forth above. Tenant agrees that a final judgment in any such suit, action or other legal proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

        21.18    Corporate Tenants.    In the event the Tenant hereunder is a corporation, the persons executing this Lease on behalf of the Tenant hereby covenant and warrant that: the Tenant is a duly constituted corporation qualified to do business in the state in which the Shopping Center is located; all Tenant's franchise and corporate taxes have been paid to date; all future forms, reports, fees and other documents necessary for Tenant to comply with applicable laws will be filed by Tenant when due; and such persons are duly authorized by the board of directors of such corporation to execute and deliver this Lease on behalf of the corporation.

        21.19    Waiver of Jury Trial.    LANDLORD, TENANT, ALL GUARANTORS AND ALL GENERAL PARTNERS WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE LANDLORD-TENANT RELATIONSHIP, TENANT'S USE OR OCCUPANCY OF THE PREMISES OR ANY CLAIM OF INJURY OR DAMAGE. TENANT CONSENTS TO SERVICE OF PROCESS AND ANY PLEADING RELATING TO ANY SUCH ACTION AT THE PREMISES; PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL BE CONSTRUED AS REQUIRING SUCH SERVICE AT THE PREMISES. LANDLORD, TENANT, ALL GUARANTORS AND ALL GENERAL PARTNERS OF TENANT WAIVE ANY OBJECTION TO THE VENUE OF ANY ACTION FILED IN ANY COURT SITUATED IN THE JURISDICTION IN WHICH THE SHOPPING CENTER IS LOCATED AND WAIVE ANY RIGHT UNDER THE DOCTRINE OF FORUM NON CONVENIENS OR OTHERWISE, TO TRANSFER ANY SUCH ACTION FILED IN ANY SUCH COURT TO ANY OTHER COURT.

        21.20    Landlord's Management and Income Tax Provisions.    (a) Any services which Landlord is required to furnish pursuant to the provisions of this Lease may at Landlord's option be furnished from time to time, in whole or in part, by employees of Landlord or by the managing agent of the Shopping Center or the Land or by one or more third persons, and Landlord further reserves the right to require Tenant to enter into reasonable agreements with such persons in form and content approved by Landlord for the furnishing of such services.

        (b)   Landlord shall have the right, at any time and from time to time, to unilaterally amend the provisions of the Lease if Landlord is advised by its counsel that all or any portion of the monies paid by Tenant to Landlord hereunder are, or may be deemed to be, unrelated business income within the meaning of the United States Internal Revenue Code, regulation issues thereunder, and Tenant agrees that it will execute all documents or instruments necessary to effect such amendment or amendments, provided that no such amendment shall result in Tenant having to pay in the aggregate more money on account of its occupancy of the Premises under the terms of this Lease as so amended, and provided further that no such amendment or amendments. shall result in Tenant having less rights than it has prior to any such amendments or receiving under the provisions of this Lease less services than it is entitled to receive, nor services of a lesser quality.

        21.21    Guaranty.    It shall be a condition precedent to the effectiveness of this Lease that the Guarantor execute the Guaranty in the form attached hereto as Exhibit F.

        IN WITNESS WHEREOF, the parties have executed and delivered this Lease under seal as of the day and yedr first above written.

ATTEST/WITNESS:	LANDLORD:
THE AVENUE AT WHITE MARSH, LLC
	BY:	Nottingham Village, Inc., its sole member
(SEAL)

Name: P. Douglas Dollenberg, Title: President
ATTEST/WITNESS:	TENANT:
CARROLLTON BANK, a Maryland corporation
/s/ EDWARD R. BOOTEY	/s/ S.D. MILLER	(SEAL)

Edward R. Bootey	By: S.D. Miller Title: Executive Vice President

QuickLinks

INDEX TO LEASE AGREEMENT
ARTICLE 1 Defined Terms
ARTICLE 2 Grant and Term
ARTICLE 3 Rent
ARTICLE 4 Construction of Improvements
ARTICLE 5 Use of Premises
ARTICLE 6 Quiet Enjoyment and Landlord's Right of Entry
ARTICLE 7 Nuisance, Waste, Operations, Rules and Regulations
ARTICLE 8 Compliance with Law, Liens, Indemnity
ARTICLE 9 Maintenance and Repair of Premises
ARTICLE 10 Common Areas and Charges
ARTICLE 11 Fixtures/Building, Signs and Alterations
ARTICLE 12 Condemnation
ARTICLE 13 Insurance
ARTICLE 14 Damage or Destruction
ARTICLE 15 Assignment, Subletting and Encumbrance
ARTICLE 16 Default and Bankruptcy
ARTICLE 17 Estoppel Certificates, Subordination, Mortgagee Protection
ARTICLE 18 Surrender and Holdover
ARTICLE 19 Security Deposit
ARTICLE 20 Marketing Fund and Advertising
ARTICLE 21 General Provisions